UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

UNITED PARKS & RESORTS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

6240 Sea Harbor Drive

Orlando, Florida 32821

April 30, 2025

Dear Fellow Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of United Parks & Resorts Inc. (the “Annual Meeting”) to be held on Friday, June 13, 2025 at 11:00 a.m., Eastern Daylight Saving Time. For your convenience, we are pleased that the Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/PRKS2025.

As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of the Annual Meeting and conserves natural resources. We sent a Notice of Internet Availability of Proxy Materials on or about April 28, 2025 to our stockholders of record at the close of business on April 15, 2025. The notice contains instructions on how to access our Proxy Statement and 2024 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your continued support of United Parks & Resorts Inc.

Sincerely,

Scott Ross

Chairperson of the Board of Directors

Marc Swanson

Chief Executive Officer

6240 Sea Harbor Drive

Orlando, Florida 32821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2025

Notice is hereby given that the 2025 Annual Meeting of Stockholders of United Parks & Resorts Inc. (the “Annual Meeting”) will be held on Friday, June 13, 2025 at 11:00 a.m., Eastern Daylight Saving Time. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PRKS2025. You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held for the following purposes:

(1)
To elect the ten director nominees listed herein.
(2)
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025.
(3)
To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.
(4)
To approve the United Parks & Resorts Inc. 2025 Omnibus Incentive Plan.
(5)
To approve the director compensation limit in the United Parks & Resorts Inc. 2025 Omnibus Incentive Plan.
(6)
To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders of record at the close of business on April 15, 2025 are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our principal executive offices at 6240 Sea Harbor Drive, Orlando, Florida 32821.

You have three options for submitting your vote before the Annual Meeting:

•
Internet, through computer or mobile device such as a tablet or smartphone;
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Telephone; or
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Mail.

Please vote as soon as possible to record your vote promptly, even if you plan to attend the Annual Meeting via the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Friday, June 13, 2025: The Proxy Statement and 2024 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2024, are available at www.proxyvote.com.

By Order of the Board of Directors,

G. Anthony (Tony) Taylor

Corporate Secretary

April 30, 2025

6240 Sea Harbor Drive

Orlando, Florida 32821

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2025

General Information

Why am I being provided with these materials?

We have made these proxy materials available to you via the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of United Parks & Resorts Inc. (the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 13, 2025 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. D.F. King & Co., directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares via the Internet in accordance with the instructions at www.virtualshareholdermeeting.com/PRKS2025.

What am I voting on?

There are five proposals scheduled to be voted on at the Annual Meeting:

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Proposal No. 1: Election of the ten director nominees listed in this Proxy Statement (the “Nominee Proposal”).
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Proposal No. 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 (the “Ratification Proposal”).
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Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers (the “Say-on-Pay Proposal”).
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Proposal No. 4: Approval of the United Parks & Resorts Inc. 2025 Omnibus Incentive Plan (the “Omnibus Plan Proposal”).
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Proposal No. 5: Approval of the director compensation limit in the United Parks & Resorts Inc. 2025 Omnibus Incentive Plan (the “Director Compensation Limit Proposal”).

Who is entitled to vote?

Stockholders as of the close of business on April 15, 2025 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 54,966,149 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•
Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);
•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and
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Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?

The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” that are present and entitled to vote are also counted for purposes of determining a quorum. However, as described below under “How are votes counted?”, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).

What is a “broker non-vote”?

A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, each of the Nominee Proposal and Say-on-Pay Proposal are considered non-discretionary matters and a broker will lack the authority to vote shares at their discretion on such proposals. The Ratification Proposal is considered a discretionary matter and a broker will be permitted to exercise their discretion.

How many votes are required to approve each proposal?

With respect to the election of the Nominee Proposal, each director is elected at the Annual Meeting by the vote of the majority of the votes cast with respect to such director’s election, which means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. If any incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, our bylaws require that such person offer to tender his or her resignation to the Board and that the Nominating and Corporate Governance Committee make a recommendation to the Board on whether to accept or reject such resignation or whether other action should be taken.

With respect to the Ratification Proposal, the Say-on-Pay Proposal and the Omnibus Plan Proposal, approval of each proposal requires a vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal.

While the Say-on-Pay Proposal is advisory in nature and non-binding, the Board will review the voting results and expects to take it into consideration when making future decisions regarding executive compensation.

The Director Compensation Limit Proposal requires the approval by the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the record date, other than any such shares (all such shares, “Excluded Shares”) beneficially owned by any director of the Company and their affiliates. We refer to this as the “Disinterested Stockholder Approval.” The Excluded Shares will not be included in the numerator or denominator for purposes of determining whether the Disinterested Stockholder Approval has been obtained.

How are votes counted?

With respect to the Nominee Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions and broker non-votes will have no effect on the outcome of the Nominee Proposal.

With respect to the Ratification Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will be counted as a vote “AGAINST” the Ratification Proposal.

With respect to the Say-on-Pay Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will be counted as a vote “AGAINST” the Say-on-Pay Proposal. Broker non-votes will have no effect on the outcome of the Say-on-Pay Proposal.

With respect to the Omnibus Plan Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will be counted as a vote “AGAINST” the Omnibus Plan Proposal. Broker non-votes will have no effect on the outcome of the Omnibus Plan Proposal.

With respect to the Director Compensation Limit Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will be counted as a vote “AGAINST” the Director Compensation Limit Proposal. Broker non-votes will have no effect on the outcome of the Director Compensation Limit Proposal.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein and “FOR” the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the vote?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as inspectors of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

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“FOR” each of the nominees to the Board set forth in this Proxy Statement.
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“FOR” the Ratification Proposal.
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“FOR” the Say-on-Pay Proposal.
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“FOR” the Omnibus Plan Proposal.
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“FOR” the Director Compensation Limit Proposal.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/PRKS2025. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

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Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/PRKS2025;
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Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/PRKS2025 on the day of the Annual Meeting;
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Webcast starts at 11:00 a.m. Eastern Daylight Saving Time;
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Stockholders may vote and submit questions while attending the Annual Meeting via the Internet; and
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You will need your 16-Digit Control Number to enter the Annual Meeting.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We believe that holding the Annual Meeting online provides the opportunity for participation by a broader group of stockholders while reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.

We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•
providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
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providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
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answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

How can I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•
By Internet—If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.
•
By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.
•
By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Saving Time on June 12, 2025 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 12, 2025.

What does it mean if I receive more than one Notice on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

You may change your vote and revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Company’s Corporate Secretary at United Parks & Resorts Inc., 6240 Sea Harbor Drive, Orlando, Florida 32821 prior to your shares being voted, or by attending the Annual Meeting via the Internet and voting. Attendance at the meeting via the Internet will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction it has provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting via the Internet and voting.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. The Company has also retained D.F. King & Co. to assist with the solicitation of proxies for a fee not to exceed $8,500, plus reimbursement for out-of-pocket expenses.

Proposal No. 1—Election of Directors

The entire Board will be elected at the 2025 Annual Meeting of Stockholders.

The Company entered into a stockholders agreement with Hill Path Capital LP that became effective May 29, 2019 and which was amended on February 27, 2024 and approved by the Company’s stockholders on March 25, 2024 (the “Stockholders Agreement”). Under the Stockholders Agreement, for so long as Hill Path owns at least 5% of the Company’s outstanding common stock, it will have the right to designate a number of individuals as directors (the “Hill Path Designees”) in proportion to its share ownership (rounded up or down as applicable to the nearest whole number), provided that the maximum number of Hill Path Designees shall not exceed three. Currently, Hill Path owns approximately 49.49% of the Company’s outstanding common stock and accordingly, is entitled to designate up to three Hill Path Designees to the Board. The Stockholders Agreement provides that no more than two of the directors designated by Hill Path may be affiliated with Hill Path and, subject to the independence standards of the New York Stock Exchange, there shall be one Hill Path Designee on each committee of the Board, as determined by Hill Path and subject to the approval of the Nominating and Corporate Governance Committee. However, in light of the benefits that the Nominating and Corporate Governance Committee and the full Board (including all of the non-Hill Path Designees) believe that Aayushi Dalal would contribute to the Company as a member of the Board, all of the current directors who are not affiliated with Hill Path, as well as the full Board, determined to grant a one-time waiver of the limitation in the Stockholders Agreement that no more than two Hill Path Designees be affiliated with Hill Path solely to permit Aayushi Dalal to join the Board. The Stockholders Agreement was not otherwise amended , modified, altered or waived in any other respect. Scott Ross and James Chambers are the current Hill Path Designees and Aayushi Dalal is proposed to be the third Hill Path Designee.

Based on the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has considered and nominated the following slate of nominees for a one-year term expiring in 2026: James Chambers, Aayushi Dalal, William Gray, Timothy Hartnett, Nathaniel Lipman, Yoshikazu Maruyama, Thomas E. Moloney, Neha Jogani Narang, Scott Ross and Kimberly Schaefer. Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this proxy statement intend to vote the proxies held by them for the election of James Chambers, Aayushi Dalal, William Gray, Timothy Hartnett, Nathaniel Lipman, Yoshikazu Maruyama, Thomas E. Moloney, Neha Jogani Narang, Scott Ross and Kimberly Schaefer. If any of the nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors in 2025

The following information describes the offices held, other business directorships of each director nominee and their ages as of the record date. In addition, each of our director nominees maintains a significant ownership interest in the Company in accordance with our stock ownership policy for directors, which is described below under “Director Compensation for Fiscal 2024―Stock Ownership Guidelines.” Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Nominees for Election:
Name	Age	Principal Occupation and Other Information

Scott Ross Committees Compensation (Chair) Nominating and Corporate Governance Revenue	45

Scott Ross has been a director of the Company since November 2017 and has served as Chairman of the Board since July 2019. Mr. Ross is the Founder and Managing Partner of Hill Path Capital LP, a private investment firm. Prior to founding Hill Path, Mr. Ross served as a Partner at Apollo Global Management LLC (“Apollo”), a firm he joined in 2004, where he was responsible for leading private equity and debt investments in the lodging, leisure, entertainment, consumer and business services sectors. Prior to that, Mr. Ross was a member of the Principal Investment Area in the Merchant Banking Division of Goldman, Sachs & Co. and a member of the Principal Finance Group in the Fixed Income, Currencies, and Commodities Division of Goldman, Sachs & Company. Mr. Ross was employed by Shumway Capital Partners from August 2008 to September 2009. Mr. Ross previously served on the board of directors of Diamond Eagle Acquisition Corp., Great Wolf Resorts, Inc., EVERTEC, Inc. and CEC Entertainment, Inc. (parent company of Chuck E. Cheese’s and Peter Piper Pizza). Mr. Ross currently serves on the boards of directors of Dave & Buster's Entertainment, Inc. and ONE Group Hospitality, Inc. Mr. Ross graduated magna cum laude from Georgetown University in 2002 with a B.A. degree in Economics and was elected to Phi Beta Kappa.

James Chambers Committees Compensation Nominating and Corporate Governance (Chair) Revenue	38

James Chambers has been a director of the Company since June 2019. Mr. Chambers has been a Partner at Hill Path Capital LP, since 2016. From 2009 to 2016, Mr. Chambers was a Principal at Apollo where he worked on a wide range of transactions across a variety of industries. Prior to Apollo, Mr. Chambers was an analyst in the Consumer Retail Group in the Investment Banking Division of Goldman Sachs & Co. Mr. Chambers has served on the board of directors of Dave & Buster’s Entertainment, Inc. since December 2020 and the board of directors of ONE Group Hospitality, Inc. since May 2024. Mr. Chambers has previously served on the board of directors of Great Wolf Resorts, Inc., CEC Entertainment Inc. (the parent company of Chuck E. Cheese's), Principal Maritime Tankers Corp. and Principal Chemical Carriers, LLC. Mr. Chambers graduated from Duke University in 2007 with a B.A. in Political Science and a Certificate in Markets and Management.

Aayushi Dalal	33

Aayushi Dalal is a Vice President at Hill Path Capital LP, where she focuses on private equity, public equity, and credit investments in the leisure, entertainment, and consumer sectors. Prior to joining Hill Path in 2021, Ms. Dalal was a Vice President in the Technology, Media & Telecommunications Group within the Investment Banking Division of Goldman Sachs, where she began her career as an Analyst in 2013. Ms. Dalal holds a Bachelor of Business Administration from Emory University and an MBA from the Yale School of Management.

William Gray Committees Audit Nominating and Corporate Governance Revenue	73

William Gray has been a director of the Company since December 2014. He currently serves as Co-Founder and Executive Director of Hulls Highway Consulting, a Connecticut-based consulting company, which he co-founded in 2011. Mr. Gray has been a Senior Advisor to The Blackstone Group Inc. since 2010. Mr. Gray served as Co-Chief Executive Officer and Vice Chairman of Ogilvy North America of Ogilvy & Mather Worldwide from 2005 to 2009. Mr. Gray served as the President of Ogilvy Mather Advertising New York from 1997 to 2005. He joined Ogilvy & Mather, Inc. in 1978 as an Assistant Account Executive. Mr. Gray served on the boards of Crocs, Inc. from 2018 to 2020, Harleysville Group Insurance from 2007 to 2011, HealthMarkets, Inc. from 2013 to 2019, the board of trustees of The Century Family of Mutual Funds from 2006 to 2018 and the board of directors of Zinio Publishing Group from 2011 to 2014. He has also been a trustee of the New York Public Library since 1997. He received his MBA from the University of Virginia’s Darden School and a BA from Harvard College.

Timothy Hartnett Committees Audit	59

Timothy Hartnett has been a director of the Company since December 2020. Mr. Hartnett has served as Chief Executive Officer of New Roc Management, a consulting firm focused on providing asset management and operational services and advice to a high net worth family since 2018. Mr. Hartnett has also served as Chief Executive Officer of White Fall Advisors, a consulting firm focused on providing financial and operational advice to various entities since 2016. From 2013 to 2016, Mr. Hartnett served as the Chief Executive Officer of HRS Management, a family office. Prior to that, Mr. Hartnett served as a Global Private Equity leader and held various other roles of increasing responsibility at PricewaterhouseCoopers during his tenure from 1998 to 2013. Mr. Hartnett received a B.A. in Accounting from Boston College, an M.B.A. in Finance from Columbia Business School and is a Certified Public Accountant (inactive).

Nathaniel Lipman Committees Audit Nominating and Corporate Governance	60

Nathaniel J. Lipman has been a director of the Company since January 2024. Mr. Lipman served as Executive Chairman of CX Loyalty Holdings, Inc. (“CX Loyalty”), formerly known as Affinion Group Holdings, Inc. from 2012 until November 2015, and as President and Chief Executive Officer from October 2005 (when CX Loyalty was formed through the purchase of assets from Cendant Corporation (“Cendant”) by a coalition of certain selected management from Cendant Marketing Services Division and Apollo Management L.P.) to 2012. Mr. Lipman continues to actively serve as Senior Advisor to CX Loyalty since 2015. Mr. Lipman joined Cendant in June 1999 as Senior Vice President, Corporate Development and Strategic Planning. After a series of increasing responsibilities in business development and marketing, Mr. Lipman served as President and Chief Executive Officer of Cendant’s domestic membership business, Trilegiant, from 2002 to April 2004, and served as President and Chief Executive Officer of the Cendant Marketing Services Division from April 2004 to 2005. Prior to that, Mr. Lipman served as Executive Vice President, Strategic Development of Planet Hollywood, Inc. from 1996 to 1999. Prior to that, Mr. Lipman served as General Counsel of House of Blues Entertainment, Inc. from 1995 to 1996. Prior to that, Mr. Lipman served as Senior Corporate Counsel of The Walt Disney Company from 1993 to 1995. Mr. Lipman began his career as Corporate Associate at Skadden, Arps, Slate, Meagher and Flom from 1989 to 1993 where he focused on mergers and acquisitions and corporate finance. Mr. Lipman also serves on the boards of Trusted Media Brands, Inc. since 2018, Apollo Aligned Alternatives, Inc. since June 2022, and CURO Group Holdings Corp. since June 2024. Mr. Lipman also served as an Observer to the board of directors of PLBY Group, Inc. from 2022 to 2023. Prior to that, Mr. Lipman served as Chairman of the board of directors of FTD.com in 2021 and previously serving as a Senior Advisor to FTD.com from 2019 to 2021. Mr. Lipman also served on the boards of Diamond Resorts International, Inc. from 2017 to 2021, Apollo Strategic Growth Capital II,

Inc. from 2021 to 2023, Redbox Automated Holdings, LLC from 2016 to 2021, Exela Technologies, Inc. from 2017 to 2019, Walker Innovation, Inc. from 2013 to 2019, Novitex Enterprises, Inc. from 2013 to 2017, Evertec, Inc. from 2010 to 2013, Walker Digital Holdings, LLC in 2013, RDA Holdings, Inc. from 2013 to 2018, and Netmarket Group, Inc. from 2000 to 2003. Mr. Lipman also served as a Special Advisor to Upside Travel Group, LLC from 2016 to 2017 where he was a founding member of the board of managers from 2015 to 2016. Mr. Lipman received his B.A. from UC Berkeley and his Juris Doctorate from UCLA.

Yoshikazu Maruyama Committees Compensation Revenue (Chair)	54

Yoshikazu Maruyama has been a director of the Company since June 2017 and served as Chairman of the Board from September 2017 until July 2019. Since May 2019, Mr. Maruyama has served as Chief Executive Officer and director of TOCA Football, Inc., a California-based, global soccer experiences company. Prior to that, he provided consulting services in the leisure industry, including to Zhonghong Zhuoye Group Co., Ltd., a real estate development and diversified leisure and tourism company in Asia from March 2017 to April 2018. Prior to that, Mr. Maruyama served as Global Head of Location Based Entertainment for DreamWorks Animation SKG, where he served from August 2010 until March 2017. From June 2004 to January 2009, he served as Chief Strategy Officer and was elected to the Board of Directors of USJ Co., Ltd, owner and operator of Universal Studios Japan theme park. Mr. Maruyama held multiple positions at Universal Parks and Resorts from June 1995 to June 2004, including as Senior Vice President of International Business Development and Vice President of Strategic Planning. Mr. Maruyama also served as a Financial Analyst at J.P. Morgan & Co. from July 1992 to June 1995. Mr. Maruyama holds a Bachelor of Science degree in Operations Research from Columbia University. Mr. Maruyama also serves on the board of Make-A-Wish Greater Los Angeles, a nonprofit organization.

Thomas E. Moloney Committees Audit (Chair) Compensation	81

Thomas E. Moloney has been a director of the Company since January 2015. Mr. Moloney served as the interim Chief Financial Officer of MSC—Medical Services Company (“MSC”) from December 2007 to March 2008. He retired as the Senior Executive Vice President and Chief Financial Officer of John Hancock Financial Services, Inc. in December 2004. He had served in that position since 1992. Mr. Moloney served in various other roles at John Hancock Financial Services, Inc. during his tenure from 1965 to 1992, including Vice President, Controller, and Senior Accountant. Mr. Moloney also previously served as a director of MSC from 2005 to 2012. Mr. Moloney also served on the Board of Directors of Genworth Financial, Inc. from 2009 to 2021. Mr. Moloney is on the boards of Nashoba Learning Group and the Boston Children’s Museum (past Chairperson), both non-profit organizations. Mr. Moloney formerly served on the boards of Manulife International Board (Singapore), Nypro, Inc., 5 Star Life Insurance Company, and Shawmut Design and Construction Company. Mr. Moloney received a B.A. in Accounting from Bentley University and holds an Executive Masters Professional Director Certification (Silver Level) from the American College of Corporate Directors.

Neha Jogani Narang Committees Revenue	41

Neha Jogani Narang has served as a director of the Company since November 2019. Ms. Narang was most recently the interim Chief Marketing Officer for Roblox Corporation, a global platform for immersive experiences and user generated content where she led marketing from 2021 through March 2024. Prior to that, she served as the Chief Marketing Officer at Hello Mobile, Inc. d/b/a True, an early-stage private social app, from November 2020 through April 2021 and continued to serve as an advisor to the company until August 2021. Ms. Narang also founded G2M Consulting, LLC where she has been supporting companies as a marketing expert and fractional Chief Marketing Officer since 2018. Prior to that, Ms. Narang was a marketing leader at Facebook from 2011 to 2017, where she most recently led Global Developer Marketing and Consumer Product Marketing. Prior to joining Facebook, Ms. Narang was a consultant at The Boston Consulting Group from 2010 to 2011 and was a consultant at Cornerstone Research from 2005 to 2008. Ms. Narang holds a Master of Business Administration from Stanford University Graduate School of Business and a bachelor’s degree from University of Southern California. Ms. Narang also serves on the Board of Directors of the Boys and Girls Clubs of San Francisco, a nonprofit organization.

Kimberly Schaefer Committees Audit Revenue	59

Kimberly Schaefer has been a director of the Company since December 2020. Ms. Schaefer has served as Chief Executive Officer of RP Illusions, an educational and entertainment company, since April 2024. Ms. Schaefer served as Chief Executive Officer and a director of Alpine Acquisition Corporation, a Delaware blank Check company from February 2021 until January 2024. Ms. Schaefer served as the Chief Executive Officer of Two Bit Circus, Inc., an experiential entertainment company, through January 2024, previously serving as President from 2017 to 2019 and as a consultant from 2015 to 2016. She has also served as an Advisor to Alpine Consolidated since 2018. From 2009 to 2015, Ms. Schaefer served as Chief Executive Officer and a director of Great Wolf Resorts, Inc. Prior to being appointed their Chief Executive Officer, Ms. Schaefer served as Chief Operating Officer/Chief Brand Officer from 2005 to 2008. Ms. Schaefer has served on the boards of Hall of Fame Resort & Entertainment since July 2020 and Luxurban Hotels Inc. from March 2024 until December 2024. Ms. Schaefer formerly served on the board of Education Realty Trust from 2016 to 2018. Ms. Schaefer graduated from Edgewood College with a B.A. in Accounting and is a Certified Public Accountant (inactive).

Board Skills and Diversity

The individuals nominated to serve on our Board of Directors are highly talented and diverse. The following matrix provides information regarding the nominees to serve as members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our nominees which our Board believes are relevant to our business or industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our nominees, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a nominee does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our nominees does not mean the nominee in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the nominees.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors and Certain Governance Matters

Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Revenue Committee and such other special or ad hoc committees as it determines appropriate from time-to-time.

Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders. The Company has adopted a majority voting standard for director elections and all directors are elected annually.

Engagement with Stockholders

Our Board and management value the perspectives of our stockholders and work to provide our stockholders with continuous and meaningful engagement. During 2024, outreach to our stockholders was a priority for our Board of Directors and management team. We held one-on-one meetings with stockholders and potential investors from the United States as well as overseas. In addition, we have calls with stockholders on a regular basis, review correspondence submitted by stockholders to management and/or the Board and have discussions with proxy advisory services on various topics including implementing best practices in executive compensation and corporate governance. The Board and its committees received regular feedback on these meetings.

Our Board has also proactively taken steps to continue to ensure best governance practices, refresh its membership, and deepen its relevant experience, including:

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having a majority voting standard for uncontested director elections;
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establishing compensation plans which emphasize longer term performance-based compensation and provide a more balanced scorecard of performance metrics;
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requiring, unless restricted by any legal, contractual or other obligations, that the pools of candidates to be considered by the Nominating and Corporate Governance Committee and/or the Board for nomination to our Board include candidates with diversity of race, ethnicity and / or gender;
•
increasing board diversity (see Board Skills and Diversity table above); and
•
having an independent Chairman of the Board and a Lead Director of the Board.

Our Board and management value the perspectives of our stockholders and work to provide our stockholders with continuous and meaningful engagement. Consistent with our approach of proactively engaging stockholders, in the second half of 2024 and during the first quarter of 2025, we continued our strategic stockholder engagement program with investors focused on compensation and governance issues. Various members of management, the Compensation Committee and the Compensation Committee's independent compensation consultant participated in calls with stockholders. Through this process, we reached out to stockholders that we believe represent our top 20 largest stockholders, representing almost 90% of our outstanding shares. We engaged with stockholders representing over 60% of our outstanding shares, including three of our top ten largest stockholders. Our largest stockholder has two representatives on our Compensation Committee and one of its representatives serves as Chairman of the Compensation Committee.

Communications with the Board

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit, Compensation, Nominating and Corporate Governance or Revenue Committees or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel of the Company, 6240 Sea Harbor Drive, Orlando, Florida 32821. Such communications may be done confidentially or anonymously.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.unitedparks.com), the Board of Directors will consider all relevant facts and circumstances in making an independence determination. The Board’s policy is to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Messrs. Ross, Chambers, Dalal, Gray, Hartnett, Lipman, Maruyama, Moloney, and Mmes. Narang and Schaefer is independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of applicable NYSE standards, including with respect to committee service. Our Board has also determined that each member of our Audit Committee (Messrs. Gray, Hartnett, Lipman and Moloney and Ms. Schaefer) is “independent” for purposes of NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of our Compensation Committee (Messrs. Ross, Chambers, Maruyama and Moloney) is “independent” for purposes of NYSE listing standards and Section 10C(a)(3) of the Exchange Act.

Board Structure

In July 2019, the Board elected Mr. Scott Ross to serve as Non-Executive Chairman of the Board. Our Corporate Governance Guidelines provide for the position of Lead Director whenever the Chairman of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an independent director, or the Board otherwise determines it is appropriate to elect a Lead Director. In accordance with our Corporate Governance Guidelines, the Lead Director is responsible for helping to assure appropriate oversight of Company management by the Board and optimal functioning of the Board. The independent directors elect the Lead Director from among the independent directors. A more complete description of the role of Lead Director is set forth in our Corporate Governance Guidelines. In June 2022, the Board elected Mr. Timothy Hartnett to serve as Lead Director of the Board. The Chief Executive Officer position is separate from the Chairman position. In May 2021, the Board appointed Marc G. Swanson to serve as Chief Executive Officer of the Company.

Our Board believes that this leadership structure is appropriate for us at this time as this structure encourages the free and open dialogue of competing views and provides for strong checks and balances.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s standing committees as of April 15, 2025. Aayushi Dalal, if elected to serve on the Board, has not yet been designated for any specific committee.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Revenue Committee
Scott Ross		X, Chair	X	X
Ronald Bension				X
James Chambers		X	X, Chair	X
William Gray	X		X	X
Timothy Hartnett	X
Nathaniel Lipman	X		X
Yoshikazu Maruyama		X		X, Chair
Thomas E. Moloney	X, Chair	X
Neha Jogani Narang				X
Kimberly Schaefer	X			X

All directors are expected to make every effort to attend meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. Four of the directors then on the Board attended the Company’s 2024 Annual Meeting of Stockholders. Our Board is active and engaged and holds a significant number of Board and committee meetings as well as informal working sessions during the course of the year. During 2024, the Board held 12 meetings, and together with Board committees, held 41 meetings. This includes: (i) 9 Audit Committee meetings; (ii) 4 Nominating and Corporate Governance Committee meetings; (iii) 7 Compensation Committee meetings; and 9 meetings held by other committees. The Company believes that this number of Board and committee meetings is significantly greater than the number of Board and committee meetings held at most other similar public companies. Each board member attended a significant number of Board and committee meetings, and the Company believes that each member had a significant beneficial impact on the Company that would equal or exceed that of typical members of the board of directors of other similar public companies. Two incumbent members of the Board (Ms. Narang and Ms. Schaefer) attended a significant number of meetings, in both cases more than 13 meetings in total, but fewer than 75% of the aggregate number of meetings of the Board and Board committees on which such director served during 2024. Both Ms. Narang and Ms. Schaefer attended all of the regularly scheduled quarterly board meetings and Ms. Schaefer also attended all of the meetings of the audit committee. Given the high number of Board and committee meetings and informal working sessions held by the Company during the year, we do not believe that aggregate 75% attendance is a meaningful measure of their board engagement.

Committee Membership

Audit Committee

All members of the Audit Committee are “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that each of Messrs. Moloney, Hartnett and Lipman and Ms. Schaefer qualify as an audit committee financial expert as defined by applicable U.S. Securities and Exchange Commission (the “SEC”) regulations. The Board reached its conclusion as to Mr. Moloney’s qualification based on, among other things, Mr. Moloney’s previous experience as the Chief Financial Officer of John Hancock Financial Services. The Board reached its conclusion as to Mr. Hartnett’s qualification based on, among other things, Mr. Hartnett’s experience at PricewaterhouseCoopers and the fact that he is a Certified Public Accountant though currently inactive. The Board reached its conclusion as to Mr. Lipman’s qualification based on, among other things, Mr. Lipman’s previous experience as Chief Executive Officer of a company with public traded securities, as well as his service on the audit committees of various public and private companies, including as chair, and his previous experience in the financial services sector. The Board reached its conclusion as to Ms. Schaefer’s qualification based on, among other things the fact that Ms. Schaefer is a Certified Public Accountant, though currently inactive, and her previous experience as Chief Executive Officer of a publicly traded company. During the course of 2024, our Audit Committee consisted of Messrs. Gray, Hartnett and Moloney and Ms. Schaefer, with Mr. Moloney serving as Chair of the Audit Committee. Mr. Lipman joined the Audit Committee on January 2, 2024.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.unitedparks.com under Investor Relations: Corporate Governance: Governance Documents: Audit Committee Charter, and include the following:

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carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;
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selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;
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reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;
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reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls;
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reviewing the work of our internal audit function;
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reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management;
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reviewing and receiving updates from management on the primary cybersecurity/information technology risk facing the Company and the measures the Company is taking to mitigate such risks; and
•
evaluating the adequacy of the Company's cybersecurity/information technology program, compliance and controls.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements prior to inclusion in our Annual Report on Form 10-K and our quarterly financial statements prior to inclusion in our quarterly reports on Form 10-Q or other public dissemination in accordance with applicable rules and regulations of the SEC.

On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management” below.

Compensation Committee

All members of the Compensation Committee are “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and compensation committees in particular. During the course of 2024, our Compensation Committee consisted of Messrs. Chambers, Maruyama, Moloney and Ross, with Mr. Ross serving as Chair of the Compensation Committee.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.unitedparks.com under Investor Relations: Corporate Governance: Governance Documents: Compensation Committee Charter, and include the following:

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establishing and reviewing the overall compensation philosophy of the Company;
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reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;
•
evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;
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reviewing and approving or making recommendations to the Board on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;
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considering policies and procedures pertaining to expense accounts of senior executives;
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reviewing and approving, or making recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;
•
reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;
•
reviewing and making recommendations to the Board, or approving, all equity-based awards, including pursuant to the Company’s equity-based plans;
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monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans;
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reviewing and monitoring all employee retirement, profit sharing and benefit plans of the Company; and
•
reviewing and approving any stock ownership guidelines for directors and executive officers of the Company and any “clawback” policy of the Company and monitoring compliance therewith.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis and recommending to the Board its inclusion in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the Compensation Committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction. The Compensation Committee has formed a Rule 16b-3 Subcommittee which consists of Messrs. Moloney and Maruyama to approve certain transactions between the Company and its officers or directors in compliance with Rule 16b-3 under the Exchange Act.

For additional information about our processes and procedures for the consideration and determination of our executive and director compensation, including the role of the Compensation Committee’s independent compensation consultant and the role of executive officers in determining executive compensation, see “Executive Compensation―Compensation Discussion and Analysis” and “Executive Compensation―Director Compensation for Fiscal 2024”.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are “independent,” consistent with our Corporate Governance Guidelines and the applicable NYSE listing standards. During the course of 2024, our Nominating and Corporate Governance Committee consisted of Messrs. Chambers, Gray and Ross, with Mr. Chambers serving as Chair of the Nominating and Corporate Governance Committee. Mr. Lipman joined the Nominating and Corporate Governance Committee on January 2, 2024. The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.unitedparks.com under Investor Relations: Corporate Governance: Governance Documents: Nominating and Corporate Governance Committee Charter, and include the following:

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establishing the criteria for the selection of new directors;
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identifying and recommending to the Board individuals to be nominated as directors;
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evaluating candidates for nomination to the Board, including those recommended by stockholders;
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conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;
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considering questions of independence and possible conflicts of interest of members of the Board and executive officers;
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reviewing and recommending the composition and size of the Board;
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overseeing, at least annually, the evaluation of the Board and management;
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recommending to the members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any of the committees; and
•
periodically reviewing the charter, composition and performance of each committee of the Board and recommending to the Board the creation or elimination of committees.

Revenue Committee

During 2024, the Revenue Committee consisted of Messrs. Bension, Chambers, Gray, Maruyama, and Ross, and Mmes. Narang and Schaefer, with Mr. Maruyama serving as Chair of the Revenue Committee. The duties and responsibilities of the Revenue Committee are set forth in its charter, and include the following:

•
reviewing and providing guidance to management with respect to the Company’s short-term and long-term revenue growth strategies and the Company’s implementation of strategic decisions; and
•
periodically, reviewing and evaluating the Company’s progress in implementing its short-term and long-term strategic revenue growth plans, discussing appropriate modifications to such plans to reflect changes in market or business conditions and discussing any other strategic concerns of the Board and/or management that are consistent with the purposes of the Revenue Committee as set forth in its charter.

Special Committees

From time to time the Board may form and appoint members to special committees with responsibility to address topics designated at the time of such committee formation.

Oversight of Risk Management

The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by management and through the Board’s committees. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. Each of the other Board committees considers risks related to matters within the scope of its responsibilities as part of its regular meeting agendas, and the committee chairs report to the full Board regarding matters considered by their committees following each committee meeting. In addition, our Board receives periodic detailed operating performance reviews from management.

Compensation Committee Risk Assessment

With the assistance of W.T. Haigh & Company, Inc. (“Haigh”), the Compensation Committee’s independent compensation consultant, the Compensation Committee conducted a comprehensive compensation risk assessment. The assessment focused on the design and application of the Company’s executive and non-executive compensation programs and whether such programs encourage excessive risk taking by executive officers and other employees. Based on the outcomes of this assessment, the Compensation Committee believes, and Haigh concurs, that the Company’s compensation programs (i) do not motivate our executive officers or our nonexecutive employees to take excessive risks, (ii) are designed to encourage behaviors aligned with the long-term interests of stockholders, and (iii) are not reasonably likely to have a material adverse effect on the Company.

Cybersecurity Risk

We recognize the critical importance of maintaining the safety and security of our systems and data and have a holistic process for overseeing and managing cybersecurity and related risks, which includes engagement with both senior management and the Board. Our Board is responsible for overseeing our enterprise risk management activities in general, including those related to cybersecurity, and each of our Board committees assists the Board in the role of risk oversight. The full Board receives an update on our risk management process and the risk trends related to cybersecurity at least annually. Further, the Audit Committee specifically assists the Board in its oversight of risks related to cybersecurity. To help ensure effective oversight, the Audit Committee receives reports on information security and cybersecurity from our Chief Information Officer at least four times a year.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. The Non-Executive Chairman or Lead Director, presides at the executive sessions. The Audit, Compensation, Nominating and Corporate Governance and Revenue Committees also meet regularly in executive session.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board.

Our Corporate Governance Guidelines, which include our categorical standards of director independence, our Audit, Compensation, Nominating and Corporate Governance and Revenue Committee charters and other corporate governance information are available on the Corporate Governance page of the Investor Relations section on our website at www.unitedparks.com. Any stockholder also may request them in print, without charge, by contacting the Corporate Secretary at United Parks & Resorts Inc., 6240 Sea Harbor Drive, Orlando, Florida 32821.

Code of Conduct

We maintain a Code of Business Conduct and Ethics that is applicable to all of our directors, officers, and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior financial officers (including those serving in such roles on an interim basis). The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets, business conduct and fair dealing. This Code of Business Conduct and Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code of Business Conduct and Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.

The Code of Business Conduct and Ethics may be found on our website at www.unitedparks.com under Investor Relations: Corporate Governance: Governance Documents: Code of Business Conduct and Ethics.

As described in our Code of Business Conduct and Ethics, the Company’s directors, officers and employees are provided with three avenues through which they can report violations or suspected violations with respect to addressing any ethical questions or concerns: a toll-free phone line, in writing, and a website. The toll-free number for the Company’s directors, officers and employees is available 24 hours a day, 7 days a week. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

Director Nomination Process

The Board of Directors recognizes the value of diversity and its ability to bring to bear a wide range of experiences and perspectives that are relevant to the Company’s strategy and business. Consistent with the value of diversity, the Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, unless restricted by any legal, contractual or other obligations, the Nominating and Corporate Governance Committee will require that the pools of candidates to be considered by the Nominating and Corporate Governance Committee and/or the Board for nomination to our Board include candidates with diversity of race, ethnicity and / or gender. The Nominating and Corporate Governance Committee is primarily responsible for this requirement and assesses its effectiveness by examining the diversity of all the directors on the Board when it selects director nominees. The Board does not establish specific goals with respect to diversity. However, since adopting this requirement in February 2020, the Board has added three directors, one of whom is a woman. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

The Stockholders Agreement described below under “Transactions with Related Persons—Hill Path Agreements” provides that Hill Path Capital LP, (“Hill Path”) has the right to nominate to our Board up to three designees depending upon their percentage ownership of the Company. Messrs. Ross and Chambers were nominated by Hill Path and have been nominated for re-election this year. Ms. Dalal has also been nominated by Hill Path and nominated for election this year, see “Proposal No. 1 – Election of Directors.”

In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his or her skills and abilities to aid the long-term interests of the stockholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. A significant number of our nominees possess experience in owning and managing public and privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to publicly traded companies like ours.

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Mr. Chambers has significant corporate finance and leisure and entertainment industry experience that he has gained from his various investment roles at Goldman, Sachs & Co, Apollo and his position as a Partner of Hill Path, as well as having served on the boards of various companies.
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Ms. Dalal has significant corporate finance and leisure and entertainment industry experience that she has gained from her various roles in investment banking at Goldman Sachs as well as her current position as Vice President on the investment team at Hill Path
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Mr. Gray has extensive experience in marketing, communications and management acquired from his leadership tenure of 30 plus years with Ogilvy Group and 15 plus years of experience in directorship roles.
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Mr. Hartnett has significant experience working with companies across industry sectors and brings unique skills, particularly in finance and accounting.
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Mr. Lipman has an extensive background in the entertainment, hospitality, marketing, media and financial services sectors and brings unique skills, particularly in business development and marketing, as well as having served on the boards of various companies.
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Mr. Maruyama has financial, marketing and management expertise as well as knowledge of our industry having previously served in multiple positions at Universal Parks and Resorts and as Chief Strategy Officer of USJ Co., Ltd, owner and operator of Universal Studios Japan theme park.

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Mr. Moloney has financial and management expertise and valuable experience gained from his position as Chief Financial Officer of John Hancock Financial Services, as well as experience as a director of other private and public companies.
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Ms. Narang has extensive digital, brand and product marketing expertise gained from her leadership roles at Facebook, her consulting experience and from serving as the Chief Marketing Officer at True and the interim Chief Marketing Officer at Roblox Corporation.
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Mr. Ross has significant corporate finance and leisure and entertainment industry experience that he has gained from his various investment roles at Goldman, Sachs & Co, Shumway Capital Partners, Apollo and his position as a Managing Partner and founder of Hill Path, as well as having served on the boards of various public and private companies.
•
Ms. Schaefer has significant experience in the leisure, hospitality and entertainment sectors and brings unique skills, particularly in operations and marketing, as well as having served on the boards of various companies.

Our Corporate Governance Guidelines provide that directors may not continue to serve on the Board of Directors after reaching the age of 75 without an express waiver by the Board. The Board believes that waivers of this policy should not be automatic and should be based upon the needs of the Company and the individual attributes of the director. After considering Mr. Moloney’s experience, dedication, and valuable contributions to the Board and its committees, pursuant to the Governance Guidelines, the Nominating and Corporate Governance Committee recommended to the Board that the mandatory retirement requirement be waived for Mr. Moloney. Based upon this recommendation, the Board determined that a waiver of this policy for Mr. Moloney with respect to his service until the next annual meeting in 2026 was in the best interests of the Company and, accordingly, approved such waiver. Accordingly, the annual director nomination process resulted in the Nominating and Corporate Governance Committee’s recommendation to the Board, and the Board’s nomination, of the ten incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee regularly considers director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors, if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, United Parks & Resorts Inc., 6240 Sea Harbor Drive, Orlando, Florida 32821. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the caption “Stockholder Proposals for the 2026 Annual Meeting”.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers including ages as of record date.

Name	Age	Principal Occupation and Other Information

Marc G. Swanson	54

Marc G. Swanson has served as Chief Executive Officer since May 2021. Prior to that, he served as Interim Chief Executive Officer from April 2020 to May 2021. Prior to that, he served as Chief Financial Officer and Treasurer of the Company from August 2017 to April 2020, except for from September 2019 to November 2019 when he served as Interim Chief Executive Officer. Prior to that, Mr. Swanson had served as Chief Accounting Officer from 2012 to 2017 and served as Interim Chief Financial Officer from June 2015 until September 2015 and as Interim Chief Financial Officer and Treasurer from August 1, 2017 until his permanent appointment later that same month. Previously, he was Vice President Performance Management and Corporate Controller of SeaWorld Parks & Entertainment from 2011 to 2012, the Corporate Controller of Busch Entertainment Corporation from 2008 to 2011 and the Vice President of Finance of Sesame Place from 2004 to 2008. Mr. Swanson holds a bachelor’s degree in accounting from Purdue University and a master’s degree in business administration from DePaul University and is a Certified Public Accountant.

Name	Age	Principal Occupation and Other Information

James "Jim" Mikolaichik	53

James ("Jim") Mikolaichik has served as the Chief Financial Officer and Treasurer since November 2024. Prior to becoming the Company’s Chief Financial Officer, Mr. Mikolaichik, served as the Chief Financial Officer of MyEyeDr., an eye health and wellness company, from December 2022 until October 2024. Prior to MyEyeDr., Mr. Mikolaichik served as the Chief Financial Officer of Diamond Resorts, a hospitality, vacation ownership and entertainment company, from September 2018 until August 2021. Prior to that time, Mr. Mikolaichik held various other roles in the travel and entertainment industry. Mr. Mikolaichik holds a bachelor’s degree in accounting from Susquehanna University, and an MBA from Columbia University.

Dr. Christopher (Chris) Dold	52

Dr. Christopher (Chris) Dold has been our Chief Zoological Officer since April 2016. Prior to that, Dr. Dold served as Vice President, Veterinary Services from October 2009 until April 2016 and Senior Veterinarian at SeaWorld Orlando from October 2005 to September 2009. Prior to joining the Company, Dr. Dold was a National Academies-National Research Council Postdoctoral Clinical Fellow with the US Navy Marine Mammal Program and completed a University of California-Davis Internship in Marine Mammal Medicine and Pathology at The Marine Mammal Center in Sausalito, California. Dr. Dold has held memberships in the American Veterinary Medical Association, International Association for Aquatic Animal Medicine, European Association for Aquatic Mammals, and the American Association of Zoo Veterinarians. Dr. Dold received a Bachelor of Science degree in zoology from the University of Wisconsin-Madison and his doctorate in veterinary medicine from the University of Wisconsin-Madison School of Veterinary Medicine.

Christopher (Chris) Finazzo	43

Christopher Finazzo has served as Chief Commercial Officer of the Company since January 1, 2022. Mr. Finazzo served as a consultant to the Company from August 2021 through December 31, 2021. Prior to that, Mr. Finazzo served in various roles at Burger King Corporation (“BKC”), including President of BKC, Americas from December 2017 to July 2021, Head of Marketing, North America from January 2017 until December 2017 and Head of Development from January 2016 until January 2017. Since joining BKC in 2014, Mr. Finazzo also held various roles in marketing and development. Prior to joining BKC in 2014, Mr. Finazzo was on the strategy team at Macy’s. Mr. Finazzo served as a director of Carrols Restaurant Group, Inc. from February 2020 through July 2021. Mr. Finazzo also served as director of Burger King Foundation Inc. from 2018 to July 2021. Mr. Finazzo holds a bachelor's degree in economics from the University of Connecticut.

William "Bill" Myers	58

Bill Myers became the Company’s Chief Accounting Officer in September 2024. Prior to that, Myers served as the Chief Financial Officer of MobilityWorks, a privately-held provider of mobility solutions for people with limited mobility, from August 2020 to February 2024 where he lead the accounting and finance functions which included, information technology, legal, real estate, treasury, financial planning and analysis, and mergers and acquisitions. Prior to that, Myers served as the Executive Vice President, Chief Financial Officer and Treasurer of TravelCenters of America Inc., a privately-held operator of truck stops and travel centers in the United States, from 2018 to 2020, and as the Senior Vice President and Chief Accounting Officer from 2014 to 2017. Prior to TravelCenters of America Inc., Myers served as the Vice President Technical Accounting and Reporting of Eaton Corporation, a global power management company, from 2010 to 2014; the Director of Financial Reporting for Whirlpool Corporation, a global manufacturer of home appliances, from 2007 to 2010; the General Manager – Financial Reporting of Delta Air Lines, Inc., a U.S. based airline, from 2005 to 2007; and Senior Manager or Manager for several registered public accounting firms (KPMG, LLP, Cherry Bekaert & Holland, LLP) from 2000 to 2005. Myers holds a Masters in Business Administration from the College of William and Mary, a bachelor’s degree in business administration from Northwood University, and is a certified public accountant.

Name	Age	Principal Occupation and Other Information

Michael Rady	53

Michael Rady has served as Chief Human Resources Officer since October 2024. Mr. Rady was previously with PepsiCo for 17 years and had multiple assignments in the field and at headquarters supporting sales, manufacturing, marketing and strategy. Prior to his time at PepsiCo, he had several critical experiences with Ingersoll Rand, including leading a global staffing effort, University Relations and various HR generalist roles. He also spent time outside of HR, leading LEAN process improvement efforts as well as general management of a business within Ingersoll Rand’s Climate Controlled Sector.

Kyle R. Miller	48

Kyle R. Miller has served as Chief Park Operations Officer – Florida Parks of the Company since January 2023. Prior to that, Mr. Miller served as Park President of SeaWorld Orlando, Discovery Cove, and Aquatica Orlando since 2018. He served as Vice President of Culinary Operations of SeaWorld Orlando, Discovery Cove, and Aquatica Orlando from 2016 to 2018, and Director of Merchandise Revenue Operations for SeaWorld Orlando, Discovery Cove, and Aquatica Orlando from 2007 to 2012. Mr. Miller began his theme park career with Busch Entertainment Corporation and progressed through various roles of increasing responsibility at multiple parks of the Company from 1995 to 2018. Mr. Miller has served as a board member of Visit Orlando since 2019.

Byron Surrett	67

Byron Surrett has served as Chief Park Operations Officer – Non-Florida Parks of the Company since January 2023. Prior to that, Mr. Surrett served as Park President of SeaWorld San Antonio, Discovery Point, and Aquatica San Antonio since 2018. Prior to that, he served as Vice President of Operations of SeaWorld San Antonio, Discovery Point, and Aquatica San Antonio from 2014 to 2019 and Vice President of Merchandise for SeaWorld San Antonio from 2008 to 2014. Prior to that, he served as Vice President of Park Operations for SeaWorld San Diego from 2005 to 2008; for SeaWorld San Antonio from 2003 to 2005; and for Sesame Place Philadelphia from 1999 to 2003. Prior to that, he served as Vice President, Culinary for Sesame Place Philadelphia from 1995 to 1999. Prior to that, he served as Director of Revenue for Adventure Island from 1989 to 1995. Mr. Surrett began his theme park career at Busch Gardens Tampa and progressed through various roles of increasing responsibility with Busch Entertainment Corporation from 1976 to 1989. Mr. Surrett is on the boards of San Antonio Chamber of Commerce (since 2020); Texas Travel and Tourism (since 2021); and San Antonio Symphony League Program (Chair, since 2020). Mr. Surrett holds a bachelor’s degree from the University of South Florida.

G. Anthony (Tony) Taylor	60

G. Anthony (Tony) Taylor has been the Chief Legal Officer, General Counsel and Corporate Secretary since 2010 and has led the External Affairs team since 2017, which includes Governmental Affairs and Community Affairs. In addition, from 2013 until 2015, Mr. Taylor led the Company’s Corporate Affairs group, which included Industry & Governmental Affairs, Corporate Communications, Community Affairs, Risk Management and Corporate Social Responsibility. From 2012 to 2015, Mr. Taylor led the Company’s Governmental Affairs team, and from 2010 to 2016, Mr. Taylor led the Risk Management Group. Prior to joining the Company, Mr. Taylor held the position of Associate General Counsel of Anheuser-Busch Companies, Inc. from 2000 to 2010, and was a Principal at Blumenfeld Kaplan in St. Louis from 1993 to 2000. He holds bachelors’ degrees in political science and speech communication from the University of Missouri and a juris doctor degree from Washington University.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP ("KPMG") to serve as our independent registered public accounting firm for 2025.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of KPMG are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted for the ratification of the selection of KPMG LLP unless you specify otherwise.

Change in Auditors

KPMG served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

On May 16, 2023, the Audit Committee approved the engagement of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. The reports of Deloitte and KPMG on the Company’s financial statements for each of the two fiscal years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal year ended December 31, 2022 and in the subsequent interim period through May 16, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in its report on the financial statements for such periods.

In the fiscal year ended December 31, 2022 and in the subsequent interim period through May 16, 2023, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except that, as initially reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, as filed with the SEC on November 15, 2021, the Company reported a material weakness in its internal control over financial reporting during such period due to the Company not having sufficient policies and procedures related to certain Board oversight responsibilities of Board engagement within the Company’s control environment including delegation of authority.

As reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the SEC on May 10, 2023, the Board and management continued efforts to remediate the material weakness, but as of March 31, 2023, the material weakness was not considered remediated. As a result of the material weakness, management concluded that the Company’s disclosure controls and procedures were not effective as of March 31, 2023. As reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 29, 2024, during the fourth quarter of fiscal 2023, the Company successfully completed the testing necessary to conclude that the material weakness has been remediated.

The change in independent auditors was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2023. A copy of Deloitte’s related letter, dated May 17, 2023, was included as an exhibit to such Form 8-K filing.

During the fiscal year ended December 31, 2022 and the subsequent interim period through May 16, 2023, neither the Company nor anyone on its behalf consulted with KPMG with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit and Non-Audit Fees

The following tables present fees for professional services rendered by Deloitte and KPMG for the audit of our financial statements for 2024 and 2023 and fees billed for other services rendered for those periods:

KPMG

	2024	2023
Audit fees(1)	$1,180,000	$1,135,000
Audit-related fees(2)	30,000	20,000
Total:	$1,210,000	$1,155,000

(1)
Includes the aggregate fees in the last fiscal year for professional services rendered by KPMG for the audit of the Company’s annual financial statements, internal controls over financial reporting and the review of interim financial statements included in SEC filings. Also, includes aggregate fees of $50,000 for the year ended December 31, 2023 that are primarily related to the issuance of comfort letters.
(2)
Includes fees billed for assurance and related services performed by KPMG that are primarily related to other agreed upon procedures.

We paid no tax fees or fees other than audit and audit-related fees to KPMG in 2024 or 2023.

Deloitte

	2024	2023
Audit fees(1)	$180,250	$564,970
Audit-related fees(2)	—	9,300
Total:	$180,250	$574,270

(1)
Includes the aggregate fees in each of the last two fiscal years for professional services rendered by Deloitte for the audit of the Company’s annual financial statements, internal controls over financial reporting and the review of interim financial statements included in SEC filings.
(2)
Includes fees billed for assurance and related services performed by Deloitte that are primarily related to other agreed upon procedures.

We paid no tax fees or fees other than audit and audit-related fees to Deloitte in 2024 or 2023.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm prior to each engagement.

Each year, the Audit Committee approves an annual budget for such audit and permitted non-audit services and requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee has authorized KPMG’s commencement of work on such permitted services within that budget, although the Chair of the Audit Committee may pre-approve any such audit and permitted non-audit services that exceed the initial budget. During the year, circumstances may arise that make it necessary to engage the independent registered public accounting firm for additional services that would exceed the initial budget. The Audit Committee has delegated the authority to the Chair of the Audit Committee to review such circumstances and to grant approval when appropriate. All such approvals are then reported by the Audit Committee Chair to the full Audit Committee at its next meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee.” The Audit Committee charter is available on our Investor Relations website at www.unitedparks.com/corporate-governance/governance-documents/. Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America, and for auditing our internal control over financial reporting and expressing an opinion on the effectiveness of our internal control over financial reporting.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission, (the “SEC”). In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Thomas E. Moloney, Chair
William Gray Timothy Hartnett Nathaniel Lipman Kimberly Schaefer

Proposal No. 3—Non-Binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 34 to 56. At the Company’s 2020 annual meeting of stockholders, our stockholders indicated their preference to hold the non-binding stockholder vote to approve the compensation of our named executive officers each year. Accordingly, the Company currently intends to hold such votes annually. The next vote to approve the compensation of our named executive officers is expected to be held at the Company’s 2026 annual meeting of stockholders. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis on pages 34 to 56, as well as the discussion regarding the Compensation Committee on page 14.

In particular, stockholders should note the following:

•
We design our pay programs to support the achievement of aggressive annual and long-term goals and drive stockholder value.
•
We place significant emphasis on performance-based variable compensation. Almost 75% of named executive officer (“NEO”) compensation is based on company and individual performance.
•
We place strong emphasis on equity compensation to align our interests with those of our stockholders and over 60% of our 2024 NEO target pay is equity-based.
•
We have share ownership guidelines that require our NEOs to own a significant amount of Company stock and strengthens alignment with our stockholders.

The Company values the opinions expressed by its stockholders, and the Compensation Committee will continue to carefully review and take into account the results of the vote when designing and considering future executive compensation arrangements.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF
THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

Proposal No. 4—APPROVAL OF THE UNITED PARKS & rESORTS INC. 2025 OMNIBUS INCENTIVE PLAN

2025 Omnibus Incentive Plan Overview

The United Parks & Resorts Inc. 2025 Omnibus Incentive Plan (the “2025 Omnibus Incentive Plan”) was approved by the Company’s Board of Directors on April 30, 2025, subject to stockholder approval of the 2025 Omnibus Incentive Plan at the Annual Meeting. If approved, the 2025 Omnibus Incentive Plan will replace the United Parks & Resorts Inc. 2017 Omnibus Incentive Plan (the “2017 Omnibus Incentive Plan”) with respect to prospective equity award grants. Under the 2025 Omnibus Incentive Plan, the maximum number of shares of Common Stock that may be issued pursuant to equity-based awards is 6,320,680, subject to increase and adjustments as set forth in the 2025 Omnibus Incentive Plan.

The 2025 Omnibus Incentive Plan is designed to meet the following objectives:

•
Attract, retain, motivate and reward key personnel;
•
Align the interests of our key personnel receiving equity awards under the Plan with those of our stockholders through a potential equity ownership stake in the Company; and
•
Provide long-term, performance-based equity incentives to our senior leadership team through which vesting occurs only upon meeting pre-defined mid- and longer-term performance objectives.

As of April 15, 2025, approximately 629 employees, including our executive officers, all of our directors and a small number of consultants that we may engage from time to time have received grants under the 2017 Omnibus Plan and a similar number of employees, directors and consultants would be eligible to participate in the programs approved under the 2025 Omnibus Incentive Plan. The closing price of United Parks & Resorts Inc. common stock as reported on the New York Stock Exchange was $42.73 on April 15, 2025.

We are not seeking authorization for new or additional shares of our common stock available for issuance pursuant to grants made under the 2025 Omnibus Incentive Plan in excess of the number of shares of our common stock remaining available for issuance as of the date hereof pursuant to grants made under 2017 Omnibus Incentive Plan. As of April 15, 2025, 6,320,680 shares remained available for future grants under the 2017 Omnibus Incentive Plan, and pursuant to the 2025 Omnibus Incentive Plan no further awards will be made under the 2017 Omnibus Incentive Plan (although awards made under the 2017 Omnibus Incentive Plan prior to the date of stockholder approval will remain outstanding in accordance with their terms and those of the 2017 Omnibus Incentive Plan). Similarly, when we sought stockholder approval of the 2017 Omnibus Incentive Plan, we did not seek authorization for new or additional shares of common stock.

Like the 2017 Omnibus Incentive Plan, the 2025 Omnibus Incentive Plan includes a limit on the amount of compensation that can be paid to a non-employee director during any fiscal year of the Company. Stockholders are being asked to separately approve the director compensation limit included in the 2025 Omnibus Plan. See Proposal No. 5—Approval of Director Compensation Limit in the 2025 Omnibus Plan, below. The vote to approve this Omnibus Plan Proposal is separate from the vote to approve the Director Compensation Limit Proposal. Separate approval of the Director Compensation Limit Proposal is being sought from a majority of “disinterested” stockholders under Delaware law. We believe bifurcating the Omnibus Plan Proposal and the Director Compensation Limit Proposal gives stockholders who are neither members of the Board nor affiliated with Hill Path a voice in determining how we will compensate our directors for their service. However, if the Omnibus Plan Proposal is approved but the Director Compensation Limit Proposal is not approved, the Director Compensation Limit (as defined below) set forth in the 2025 Omnibus Plan, as described in this Proposal No. 4 and in the Director Compensation Limit Proposal, will become effective.

Awards Granted under the 2025 Omnibus Incentive Plan

No awards made under the 2025 Omnibus Incentive Plan prior to the date of the Annual Meeting were granted subject to stockholder approval of this proposal. The number and types of awards that will be granted under the 2025 Omnibus Incentive Plan will be made at the discretion of the “Committee” (as defined below) and, accordingly, are not yet determinable. Consequently, at this time, it is not possible to determine the future amounts that might be received by participants receiving discretionary grants under the 2025 Omnibus Incentive Plan.

As of the Record Date, the following equity awards were outstanding or available to grant under the 2017 Omnibus Incentive Plan:

•
519,372 stock options at a weighted average exercise price of $51.38;
•
419,187 performance stock units;

•
115,952 annual bonus performance stock units;
•
704,431 time-vested restricted stock units, including 304,311 that are vested director deferred stock units and employee RSU grants subject to post-employment holdback; and,
•
6,320,680 shares were available for future grant.

Best Practices Integrated into the 2025 Omnibus Incentive Plan

We follow key executive compensation practices that promote good governance and serve the interests of our stockholders, as summarized below:

What We Do:

•
Limit the number of shares issued—We are not seeking authorization for new or additional shares of our common stock under the 2025 Omnibus Incentive Plan. The 2025 Omnibus Incentive Plan authorizes the issuance of no more than 6,320,680 shares of our common stock, which is the number of shares currently remaining available for issuance under the 2017 Omnibus Incentive Plan.
•
No evergreen feature—The 2025 Omnibus Incentive Plan requires stockholder approval of any additional new plan shares and does not permit annual “replenishment” of shares as there is no “evergreen” plan provision. No additional shares are being requested under this proposal.
•
Employ conservative share counting provisions—The 2025 Omnibus Incentive Plan does not allow shares to be added back to the maximum plan share limitation if the fair market value of shares of common stock is paid in cash settlement of awards at the option of the Company or if they were tendered or withheld upon the exercise of options or other awards for the payment of the exercise or purchase price or withholding taxes, not issued upon the settlement of a stock appreciation right that settles in shares of common stock (or could be settled in shares of common stock) or purchased on the open market with cash proceeds from the exercise of options.
•
Limit vesting in the event of a change in control for service-based awards—Award agreements for grants under the 2025 Omnibus Incentive Plan will provide that, in the event of a change of control of the Company, accelerated vesting of certain awards may only occur upon a “double-trigger,” where the employee is terminated under certain circumstances in connection with a change in control, or where awards are not assumed or substituted by the surviving entity.
•
Prudently define change in control—The 2025 Omnibus Incentive Plan includes prudent change in control triggers such as requiring a change in beneficial ownership of more than 50% of outstanding Company voting securities, consummation (rather than stockholder approval) of a significant merger or other transactions and certain changes in a majority of the Board of Directors within a specified time period, in order for a “change in control” to be deemed to have occurred.
•
Require fair market value options and limit option terms—The 2025 Omnibus Incentive Plan requires that incentive stock options, nonqualified stock options and stock appreciation rights have an exercise price at least equal to 100% of the fair market value of Company common stock on the grant date. Additionally, the term of an option or stock appreciation right generally cannot exceed 10 years.
•
Apply a clawback policy—All awards granted under the 2025 Omnibus Incentive Plan are subject to recoupment under the Company’s clawback policy, which permits the “Committee” (as defined below) to recover incentive compensation paid or awarded based on financial results impacted by fraud, misconduct, mistake or administrative error. Further, all awards granted under the 2025 Omnibus Incentive Plan are subject to recoupment pursuant to applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Exchange Act, Section 304 of the Sarbanes Oxley Act of 2002, and the New York Stock Exchange Listed Company Manual.
•
Follow stock ownership guidelines, including an equity retention feature—Under our Second Amended & Restated Stock Ownership Guidelines, we require that our CEO and other executive officers hold six times and three times, respectively, of their annual base salary in shares of common and/or restricted stock. Non-employee directors must generally hold five times their annual cash retainer (exclusive of any cash retainer for committee service) in shares of common and/or restricted stock. Generally, our executive officers and non-employee directors must retain 50% of the shares of our common stock that remain after the net settlement of an equity award for withholding taxes and/or payment of an exercise price.
•
Have an independent committee administer our 2025 Omnibus Incentive Plan—The 2025 Omnibus Incentive Plan is administered by the Committee. All members of the Committee are intended to qualify as “independent” under NYSE listing standards, and certain members of the Committee are intended to qualify as “non-employee directors” under Rule 16b-3 adopted under the Exchange Act to the extent required.

•
Efficiently use equity—We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute our existing stockholders.
o
Our three-year average burn rate (number of shares granted annually divided by the weighted average common shares outstanding is 1.45% (1.89% in 2024, 1.23% in 2023 and 1.23% in 2022).
o
Our total potential dilution on a non-diluted basis is 14.70% and dilution for awards currently outstanding is 3.20%.

What We Do Not Do:

•
Reprice or buyout underwater stock options—The 2025 Omnibus Incentive Plan does not permit the repricing or substitution of underwater stock options or stock appreciation rights except with stockholder approval. The 2025 Omnibus Incentive Plan also does not permit the grant of underwater stock options or stock appreciation rights, except for certain assumed or substituted options or stock appreciation rights in connection with corporate transactions where adjustments are made in accordance with applicable tax provisions.
•
Provide for “reload awards”—The 2025 Omnibus Incentive Plan does not provide for “reload” awards (the automatic substitution of a new award of like kind upon the exercise of a previously granted award).
•
Pay dividends or dividend equivalents on unvested awards—The 2025 Omnibus Incentive Plan prohibits the payment of dividends or dividend equivalents, unless and until the shares underlying the award have vested.

The following is a brief description of the material features of the 2025 Omnibus Incentive Plan. This description, including the information provided above, is qualified in its entirety by reference to the full text of the 2025 Omnibus Incentive Plan, a copy of which is attached to this Proxy Statement as Annex A.

Administration. The 2025 Omnibus Incentive Plan is administered by the Compensation Committee of our Board of Directors or any properly delegated subcommittee thereof, or if no such committee or subcommittee thereof exists, the Board of Directors, or at the election of the Board, the Board (as applicable, the “Committee”). The Committee has the sole and plenary authority to establish the terms and conditions of any award consistent with the provisions of the 2025 Omnibus Incentive Plan. The Committee is authorized to accelerate the vesting of any awards in the event of a termination; interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2025 Omnibus Incentive Plan and any instrument or agreement relating to, or any award granted under, the 2025 Omnibus Incentive Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of the 2025 Omnibus Incentive Plan; adopt sub-plans; and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2025 Omnibus Incentive Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2025 Omnibus Incentive Plan. Any such allocation or delegation may be revoked by the Committee at any time. Unless otherwise expressly provided in the 2025 Omnibus Incentive Plan, all designations, determinations, interpretations, and other decisions under or with respect to the 2025 Omnibus Incentive Plan or any award or any documents evidencing awards granted pursuant to the 2025 Omnibus Incentive Plan are within the sole discretion of the Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any holder or beneficiary of any award, and any of our stockholders.

Shares Subject to the 2025 Omnibus Incentive Plan. The 2025 Omnibus Incentive Plan provides that the total number of shares of common stock that may be issued under the 2025 Omnibus Incentive Plan is 6,320,680 plus the number of shares of common stock underlying any award granted under the 2017 Omnibus Incentive Plan that expires, terminates or is canceled or forfeited for any reason whatsoever under the terms of the 2017 Omnibus Incentive Plan. Of this amount, the maximum number of shares for which incentive stock options may be granted is 6,320,680. The maximum number of shares of common stock granted during a single fiscal year to any non-employee director (calculated based on the grant date fair value of the award for financial reporting purposes), taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $3,000,000 in total value, unless 75% of the disinterested members of the Board approve compensation for a director in excess of $3,000,000. Except for substitute awards (as described below), in the event any award expires or is canceled, forfeited, or terminated, without issuance to the participant, the unissued shares may be granted again under the 2025 Omnibus Incentive Plan. Shares shall be deemed to have been issued in settlement of awards if the award is paid in cash, unless the shares are issued in settlement of a stock appreciation right or a restricted stock unit that only provides for cash settlement or in respect of any cash-based incentive award. In no event will shares (i) tendered or withheld for the payment of the exercise price or withholding taxes, (ii) not issued upon the settlement of a stock appreciation right that settles (or could settle) in shares of common stock or (iii) shares purchased on the open market with cash proceeds from the exercise of options again become available for other awards under the 2025 Omnibus Incentive Plan. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards shall not be counted against the total number of shares that may be issued under the 2025 Omnibus Incentive Plan, except that substitute awards intended to qualify as “incentive stock options” shall count against the limit on incentive stock options described above. No award may be granted under the 2025 Omnibus Incentive Plan after the tenth anniversary of the effective date (as defined therein), but awards theretofore granted may extend beyond that date.

Grants. All awards granted under the 2025 Omnibus Incentive Plan will vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Criteria. As used herein, “Performance Criteria” means specific levels of performance of the Company (and/or one or more members of its subsidiaries, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis on, without limitation, the following measures: (i) net earnings or net income (before or after taxes) or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (ix) EBITDA margins; (x) gross or net operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets or cost reduction goals, general and administrative expense savings; (xiv) operating efficiency; (xv) objective measures of customer/client satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other ‘value creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii) customer/client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvii) measurements related to a new purchasing “co-op”; (xxviii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxix) system-wide revenues; (xxx) royalty income; (xxxi) comparisons of continuing operations to other operations; (xxxii) market share; (xxxiii) cost of capital, debt leverage year-end cash position or book value; (xxxiv) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; (xxxv) improvement in employee engagement as measured by an annual or quarterly survey; or (xxxvi) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or its subsidiaries as a whole or any divisions or operational and/or business units, product lines, brands, business segments or administrative departments of the Company and/or one or more of its subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

Options. The Committee may grant non-qualified stock options and incentive stock options, under the 2025 Omnibus Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with the 2025 Omnibus Incentive Plan; provided that all stock options granted under the 2025 Omnibus Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than in the case of options that are substitute awards), and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under the 2025 Omnibus Incentive Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of common stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law (i) in cash or its equivalent at the time the stock option is exercised, (ii) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Committee, or (iii) by such other method as the Committee may permit in its sole discretion, including without limitation (A) in other property having a fair market value on the date of exercise equal to the purchase price; (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased; or (C) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price. Any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights. The Committee may grant stock appreciation rights, with terms and conditions determined by the Committee that are not inconsistent with the 2025 Omnibus Incentive Plan. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (ii) the number of shares of common stock covered by the stock appreciation right. The strike price per share of a stock appreciation right will be determined by the Committee at the time of grant but in no event may such amount be less than the fair market value of a share of common stock on the date the stock appreciation right is granted (other than in the case of stock appreciation rights granted in substitution of previously granted awards).

Restricted Shares and Restricted Stock Units. The Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon the expiration of the applicable restricted period, one share of common stock for each restricted stock unit, or, in its sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the 2025 Omnibus Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including without limitation the right to vote such restricted shares of common stock (except, that no dividends will be payable on any restricted shares of common stock on which the applicable restrictions have not lapsed, and any such dividends will be held by the Company and delivered without interest to the holder of such shares when the restrictions on such shares lapse). A holder will have no rights or privileges as a stockholder as to restricted stock units. To the extent provided in the applicable award agreement or otherwise, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalent payments (upon the payment by us of dividends on shares of common stock) either in cash or, at the sole discretion of the Committee, in shares of common stock or restricted stock units having a value equal to the amount of such dividends, which will be payable (without interest) at the same time as the underlying restricted stock units are settled following the date on which the restricted period lapses with respect to such restricted stock units, and in no event will such dividend equivalents be payable on any prior date.

Other Equity-Based Awards and Other Cash-Based Awards. The Committee may grant other equity-based awards, under the 2025 Omnibus Incentive Plan, including performance-based awards.

Effect of Certain Events on 2025 Omnibus Incentive Plan and Awards. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of our shares of common stock or other securities, issuance of warrants or other rights to acquire our shares of common stock or other securities, or other similar corporate transaction or event that affects the shares of common stock (including a change in control), or (ii) unusual or nonrecurring events affecting us including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants, the Committee shall in respect of any such adjustment event, make such proportionate substitution or adjustment, if any as it deems equitable, including, without limitation, to any or all of: (A) the share limits applicable under the 2025 Omnibus Incentive Plan with respect to the number of awards which may be granted hereunder, (B) the number of our shares of common stock or other securities which may be issued in respect of awards or with respect to which awards may be granted under the 2025 Omnibus Incentive Plan or any sub-plan and (C) the terms of any outstanding award, including, without limitation, (I) the number of shares of common stock subject to outstanding awards or to which outstanding awards relate, (II) the exercise price or strike price with respect to any award or (III) any applicable performance measures. In connection with any change of control, except as otherwise provided in an award agreement, the Committee may, in its sole discretion provide for (i) a substitution or assumption of awards, or to the extent the surviving entity (or affiliate thereof) of such change in control does not substitute or assume the awards, accelerating the exercisability of, or lapse of restrictions on, as applicable, any awards; provided that with respect to any performance-vested awards (including performance compensation awards), any such acceleration, exercisability, or lapse of restrictions must be based on actual performance through the date of such change in control; and (ii) cancelation of any one or more outstanding awards and causing to be paid to the holders of such vested awards that are vested as of such cancellation (including, without limitation, any awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to the limitations above) the value of such awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of common stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price thereof. For the avoidance of doubt, the Committee may cancel any stock option or stock appreciation right for no consideration if the fair market value of the shares subject to such option or stock appreciation right is less than or equal to the aggregate exercise price or strike price of such stock option or stock appreciation right.

Nontransferability of Awards. An award will not be transferable or assignable by a participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfer to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2025 Omnibus Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the 2025 Omnibus Incentive Plan or for changes in GAAP to new accounting standards, (ii) it would materially increase the number of securities which may be issued under the 2025 Omnibus Incentive Plan (except for adjustments in connection with certain corporate events), or (iii) it would materially modify the requirements for participation in the 2025 Omnibus Incentive Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award shall not to that extent be effective without such individual’s consent. The Committee may also, to the extent consistent with the terms and applicable limitations of the 2025 Omnibus Incentive Plan and any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected Participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of any Participant with respect to such award; provided, further, notwithstanding anything in the 2025 Omnibus Incentive Plan to the contrary that without stockholder approval, except as otherwise permitted in the 2025 Omnibus Incentive Plan, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right, (ii) the Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the intrinsic value (if any) of the cancelled option or stock appreciation right and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide part of an award with dividends, dividend equivalents, or similar payments (in each case, without interest) in respect of awards on such terms and conditions as may be determined by the Committee in its sole discretion; provided, that no dividend equivalents or other similar payments shall be payable in respect of outstanding (i) options or stock appreciation rights or (ii) unvested awards (although dividend equivalents or other similar payments may be accumulated in respect of such unvested awards and paid within 15 days after such awards are earned and become earned, payable or distributable).

Clawback/Repayment. All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board of Directors or the Committee and (ii) applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Exchange Act, Section 304 of the Sarbanes Oxley Act of 2002, and the New York Stock Exchange Listed Company Manual. Further, to the extent the participant receives any amount in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the participant shall be required to repay any such excess amount to us.

Detrimental Activity. In the event a participant engages in “detrimental activity” the Committee may in its sole discretion cancel any of the participant’s outstanding awards or provide for forfeiture and repayment to us on any gain realized on the vesting or exercise of awards held by the participant.

Right of Offset. The Company may offset amounts due by a participant (as well as any amounts the Committee deems appropriate pursuant to any tax equalization policy or agreement) against its obligation to deliver shares of common stock (or other property or cash) under the 2025 Omnibus Incentive Plan, subject to compliance with Section 409A of the Code, so as not to subject the participant to adverse tax consequences.

Future Awards

Since the determination of whether awards will be made and, if awards are made, the selection of plan participants and the key terms of awards, including performance targets, performance periods and performance measures are established each year in the discretion the Compensation Committee of the Board of Directors it cannot be determined at this time what amounts, if any, will be paid in the future.

Equity Compensation Plan Information

The following table provides information about the 2017 Omnibus Incentive Plan as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	548,135	$50.33	6,266,925
Equity compensation plan not approved by security holders	—	—	—
Total	548,135	$50.33	6,266,925

Registration with the SEC

If the Omnibus Plan Proposal described in this Proposal Item 4 is approved by stockholders, the Company will file a post-effective amendment to our existing Registration Statement on Form S-8 with respect to the shares of the Company’s common stock to be issued pursuant to the 2025 Omnibus Incentive Plan, as soon as reasonably practicable following stockholder approval.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE UNITED PARKS & RESORTS INC. 2025 OMNIBUS INCENTIVE PLAN.

Proposal No. 5—APPROVAL OF THE DIRECTOR COMPENSATION LIMIT SET FORTH IN THE UNITED PARKS & rESORTS INC. 2025 OMNIBUS INCENTIVE PLAN

The United Parks & Resorts Inc. 2025 Omnibus Incentive Plan includes a limit on the value of equity awards and cash that may be paid to a member of the Board in any fiscal year. Specifically, the 2025 Omnibus Plan provides that the maximum number of shares of common stock granted during a single fiscal year to any non-employee director (based on the grant date fair value of the award for financial reporting purposes), taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $3,000,000 in total value, unless 75% of the disinterested members of the Board approve compensation for a director in excess of $3,000,000 (the “Director Compensation Limit”). The Director Compensation Limit is an increase from the limit of $1,000,000 set forth in our 2017 Omnibus Incentive Plan.

This Proposal No. 5 seeks stockholder approval of the Director Compensation Limit. Although stockholder approval of the Director Compensation Limit is not required under the stockholder approval requirements of the New York Stock Exchange, the exchange on which shares of our common stock are traded, we are asking our stockholders to approve the Director Compensation Limit because we believe seeking a stockholder-approved limit on the amount of cash and equity-based compensation that can be paid to a non-employee director of the Company in a fiscal year reflects corporate governance best practice. Stockholder approval of an aggregate limit on non-employee director compensation also provides guidance to the Board as to the appropriate parameters within which director compensation can be set. The vote to approve the Omnibus Plan Proposal has no effect on the vote to approve this Director Compensation Limit Proposal.

We have a very active and involved Board. Members of our Board contribute significantly to our business and their service on the Board requires them to devote a significant amount of their business time and attention. During 2024, for example, the Board held 12 meetings, and together with Board committees, held 41 meetings. This includes: (i) nine Audit Committee meetings; (ii) four Nominating and Corporate Governance Committee meetings; (iii) seven Compensation Committee meetings; and nine meetings held by other committees. During 2023, the Board held 23 meetings, and together with Board committees, held 60 meetings. This includes: (i) 16 Audit Committee meetings; (ii) two Nominating and Corporate Governance Committee meetings; (iii) six Compensation Committee meetings; and 13 meetings held by other committees. In addition, Board members devote significant amounts of time to ad hoc meetings and working sessions with management and other Board members and also provide ongoing support to management in areas of each Board member’s expertise.

The Company believes that the number of Board and committee meetings held over the course of 2023 and 2024, along with the additional contributions noted above, result in members of our Board committing significantly more time to their Board responsibilities than do board members at most other similar public companies. Because we hold a significantly greater number of Board and committee meetings each year, and our Board members are also engaged in ad hoc meetings, working sessions and providing ongoing support to management, our directors devote significantly more time to the discharge of their duties. Accordingly, we believe it is appropriate for us to have flexibility in structuring compensation arrangements to attract, motivate and retain qualified individuals to serve on the Board and its committees.

We are therefore seeking Disinterested Stockholder Approval of the Director Compensation Limit. The Director Compensation Limit Proposal requires the approval by the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the Record Date, other than any such shares beneficially owned by any director of the Company and their affiliates. These excluded shares will not be included in the numerator or denominator for purposes of determining whether approval for the Director Compensation Limit Proposal has been obtained.

Stockholder approval of the Director Compensation Limit Proposal is not required under the stockholder approval requirements of the New York Stock Exchange, the exchange on which shares of our common stock are traded. If disinterested stockholder approval is not obtained for this Proposal No. 5, but stockholder approval of the Omnibus Plan Proposal is obtained, the Director Compensation Limit as set forth in the 2025 Omnibus Plan will apply to our non-employee directors. However, our Board and Compensation Committee will consider the outcome of this vote in making future decisions about the limit on compensation for our non-employee directors.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE DIRECTOR COMPENSATION LIMIT.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement relating to our 2025 Annual Meeting of Stockholders.

Submitted by the Compensation Committee of the Board of Directors:

Scott Ross, Chair
James Chambers
Yoshikazu Maruyama
Thomas Moloney

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation strategy, philosophy, policies, programs, and practices for our Named Executive Officers, or NEOs, and the executive positions they held in 2024 as set forth below:

Marc G. Swanson	Chief Executive Officer
James (Jim) Mikolaichik (1)	Chief Financial Officer and Treasurer
James (Jim) W. Forrester Jr. (1)	SVP, Finance, Former Interim Chief Financial Officer and Treasurer
Christopher (Chris) Finazzo	Chief Commercial Officer
Michael Rady (2)	Chief Human Resources Officer
Byron Surrett	Chief Parks Operations Officer - Non-Florida Parks

(1)
On September 23, 2024, the Board appointed Mr. Mikolaichik as Chief Financial Officer and Treasurer of the Company, effective as of November 11, 2024. Mr. Forrester, Jr., the Company’s former Interim Chief Financial Officer and Treasurer, stepped down from those positions, effective November 11, 2024 and continues to remain with the Company and serve in the role of Senior Vice President of Finance.
(2)
On September 18, 2024, the Board appointed Mr. Rady as Chief Human Resources Officer of the Company, effective as of October 7, 2024.

2024 Business Highlights (in millions except per share and per capita amounts)

2024 was another fiscal year of strong financial results including record Total revenue per capita. The following highlights our 2024 financial performance:

	Fiscal Year
Financial Metric (In millions except per share and per capita amounts)	2024	2023	Variance
Total revenues	$1,725.3	$1,726.6	-0.1%
Net income	$227.5	$234.2	-2.9%
Earnings per share, diluted	$3.79	$3.63	4.4%
Adjusted EBITDA(1)	$700.2	$713.5	-1.9%
Net cash provided by operating activities	$480.1	$504.9	-4.9%
Attendance	21.6	21.6	-0.3%
Total revenue per capita	$80.07	$79.91	0.2%
Admission per capita	$43.61	$44.16	-1.2%
In-Park per capita spending	$36.46	$35.75	2.0%

In addition to our core financial metrics, we maintained our focus on stockholder value and have performed in line with relevant U.S. equity markets on a five-year basis:

Also, in 2024, our rescue teams came to the aid of 630 animals in need in the wild bringing the total number of animals we have helped over our history to more than 41,000.

(1)
Adjusted EBITDA is defined as net income (loss) plus (i) income tax (benefit) provision, (ii) interest expense, consent fees and similar financing costs, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) loss on extinguishment of debt, (vi) non-cash charges/credits related to asset disposals, (vii) certain business optimization, development and strategic initiative costs, (viii) merger, acquisition, integration and certain investment costs, and (ix) other nonrecurring costs including incremental costs associated with the COVID-19 pandemic or similar unusual events. Adjusted EBITDA as defined in the Senior Secured Credit Facilities is consistent with our reported Adjusted EBITDA. For a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), see “— Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Indebtedness—Adjusted EBITDA” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.

2024 Say-On-Pay Vote and Stockholder Outreach

Stockholders voted 99.1% in support of our executive compensation programs at the 2024 stockholder meeting (excluding abstained and broker non-votes). Even though the results of the 2024 advisory Say-On-Pay vote were overwhelmingly positive, we continued to reach out to our stockholders to engage and gather feedback. We reached out to 20 of our largest stockholders representing almost 90% of our outstanding shares and had discussions with seven stockholders representing over 60% of our outstanding shares (including three of the top 10 holders of our stock).

Below, we include more detail on specific areas where we believe, based on our engagement process, shareholders may be interested in more information and background.

Additional disclosure on compensation risk:

•
Annually, we review our executive and broad-based compensation plans to determine if any of our plans encourage inappropriate risk taking that could potentially adversely impact the company and/or stockholder value. As part of our review, we focus on performance metrics and objectives, compensation mix, incentive plan design and compensation governance processes. In 2024, after review of 18 risk factors, we determined that there were no factors that contribute to potential risk with material impact.

Annual bonus design with no maximum payout levels:

•
We believe that the concept of “no maximum payout” is appropriate as it provides motivation for employees to exceed performance targets, which aligns with shareholder goals.

Certain executive annual bonus plans include a maximum payout set at 150% to 200% of target with accompanying performance that typically represents 10% to 15% over target financial performance levels. Our plan pays an additional 0.5% of target for every $1M of additional Adjusted EBITDA above target. To achieve a payout of 150% of target, our Adjusted EBITDA would need to be $100M or 11.1% above our challenging 2024 target. To achieve a payout of 200% of target, our Adjusted EBITDA would be $200M or 22.2% above target.

Use of time-based equity awards and alignment with the Company’s compensation philosophy:

•
We believe our core annual long-term incentive plans are fully performance-based and have both Company performance and stock price risk. 75% of the award is granted as PSUs based on challenging Adjusted EBITDA and certain growth goals over a three- to four-year performance period. 25% of the award is granted in the form of stock options that only have value if our stock price increases and will only achieve their full, targeted value if our stock price doubles over the exercise period. In addition, 50% of our target annual bonus award opportunity is granted in the form of PSUs. More information on our annual and long-term equity incentive plans can be found below.

•
To complement our core, performance-based long-term incentive plan and to further align the interests of our employees with those of our shareholders, we selectively grant time-based RSUs for the following reasons:
o
New Hire Awards: We offer certain executive new hire equity awards as an inducement to join our Company. This is a common market practice and it provides our newly hired executives an opportunity to participate in a service-based equity incentive plan and create immediate alignment with our stockholders. In addition, 50% of our target annual incentives are denominated in PSUs based solely on our annual performance.
o
Promotion Awards: When we promote our employees to positions with roles and responsibilities that have greater impact on our future success, we typically grant time-based RSUs to recognize the increase in the scope of their job and to recognize promotion to a higher organization level. We believe a time-based equity award is an appropriate award to recognize promotions and also helps create longer-term retention.
o
Retention Awards: From time to time, we grant time-based RSUs to certain employees, including our NEOs, as a means to promote retention, team member continuity and long-term service to the Company.

Our Compensation Policies and Practices at a Glance

What We Do	What We Don’t Do

✓ Place significant emphasis on performance-based compensation that considers both operating performance goals and stock performance.
✓    Place strong emphasis on equity compensation to align our interests with those of our stockholders.
✓    Set challenging annual and long-term incentive award performance objectives.
✓    Limit the use of perquisites.
✓    Maintain reasonable termination and change in control provisions including double trigger equity vesting.
✓    Maintain stock ownership guidelines that require owning a significant amount of Company stock.
✓    Maintain clawback provisions to recover cash and equity incentive compensation.
✓    Conduct Say-On-Pay vote annually.
✓    Engage with our stockholders at least annually.
✓    Retain an independent compensation advisor reporting directly to the Compensation Committee

✘    No guaranteed incentive payments or guaranteed annual salary increases.
✘    No plans that encourage excessive risk-taking (and we monitor risk annually across all of our plans)
✘    No hedging or pledging Company stock.
✘    No excise tax gross-ups upon change in control.
✘    No excessive annual burn rate or equity dilution.
✘    No repricing stock options without stockholder approval.

Our Total Rewards Philosophy and Key Rewards Principles

We believe we must provide total rewards that will attract, retain and motivate an outstanding executive team to achieve our challenging business goals and create value for our stockholders. To accomplish this, our compensation program is designed to support the following key reward principles:

Performance-Driven Pay

Our total compensation program is designed to encourage high performance, recognize future potential for growth and motivate the achievement of challenging performance objectives. We design our program to strike an appropriate balance between short-term and longer-term performance.

Competitive Compensation Opportunities

We strive to ensure the total value of our compensation package is fully competitive within our industry consistent with our performance. Variable compensation elements including annual bonus and equity awards are intended to deliver our competitive target when we achieve our goals. Value delivered above or below this targeted amount is entirely dependent on our performance.

Alignment With Stockholders

Our executive total compensation program has a significant equity component. In addition to our long-term equity incentives, we deliver 50% of our NEOs’ annual bonus opportunity in the form of performance share units (PSUs).

Reasonable Cost Consistent With Our Performance

Our goal is to establish plans which are affordable and consistent with our performance versus our challenging annual and long-term business goals and are fundamentally aligned with our longer-term business strategy.

2024 Compensation Elements and Mix

Elements of 2024 Compensation

Our compensation program is made up of the following three direct compensation elements:

Compensation Element	Purpose
Base Salary
•
Fixed cash compensation that is adjusted from time-to-time based on individual performance and development in their role.
•
Attracts and retains executives by offering fixed compensation that is generally competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.

Annual Incentives
•
Variable compensation typically paid in a combination of cash and performance-vesting restricted stock units based on performance versus pre-established annual goals.
•
Designed to motivate and reward the achievement of a balanced scorecard of our annual performance as measured by Adjusted EBITDA, revenue, guest satisfaction, and an individual, department and/or discretionary components.
•
50% of the target opportunity is denominated as performance share units (PSUs) at the beginning of the performance period to align our executives’ interests with those of our stockholders.

Long-Term Equity Incentives
•
Variable compensation payable in the form of time-vesting options, RSUs and performance-vesting restricted stock units (PSUs) based on performance versus pre-established long-term goals (see description below).
•
Intended to align executives' interests with the interests of our stockholders through equity-based compensation with performance- based and time-based vesting features.
•
Promotes the long-term retention of equity by our executives and key management personnel.

Our 2024 Mix of Target Compensation

Our compensation is structured to meet the following key objectives for our NEOs and other key executives:

•
Fixed Versus Performance Variable Compensation: We ensure that a significant portion of the total compensation opportunity for our named executive officers is directly related to our performance and other factors that directly and indirectly influence stockholder value.
•
Cash Versus Equity: We believe our executive compensation should be structured to appropriately balance cash compensation with equity-based compensation. By design, a significant portion of target total compensation opportunity is weighted to short- and long-term equity awards for our NEOs to strengthen alignment with stockholders.

The following chart illustrates our 2024 targeted compensation mix and structure for our NEOs on average. The chart is based on the NEOs who were employed by us and in their positions with the Company on December 31, 2024:

Compensation Determination Process

Role of the Compensation Committee, Management and Consultant

Compensation Element	Key Roles and Responsibilities
Compensation Committee
•
Responsible for making all executive compensation decisions.
•
Determines the compensation of our Chief Executive Officer and other executive officers.
•
At the beginning of each performance cycle, the Compensation Committee, in conjunction with the annual budget process overseen by the Board of Directors, typically approves annual and long-term financial goals designed to align executive pay with company performance and stockholder interests.
•
Reviews compensation programs for material risk.
•
May engage its own advisors to assist in carrying out its responsibilities.

Senior Management
•
Our Chief Executive Officer, Chief Financial Officer, and our Chief Human Resources Officer work closely with the Compensation Committee and Board to develop annual and longer-term financial goals and objectives.
•
Our Chief Executive Officer and Chief Financial Officer monitor performance versus goals and apprises the Compensation Committee of progress on a regular basis.
•
Our Chief Human Resources Officer works closely with the Compensation Committee and the Compensation Committee’s independent compensation consultant in developing and modifying compensation programs and is also responsible for our ongoing performance management processes.
•
None of our NEOs participate in discussions with the Compensation Committee regarding their own compensation.

Independent Compensation Consultant
•
In 2024, the Compensation Committee continued to engage the services of W.T. Haigh & Company (“Haigh”) as its independent compensation consultant. The Compensation Committee reviewed the Company’s relationships with Haigh and has determined there are no conflicts of interest.
•
Haigh reviews and advises the Compensation Committee regarding the components and levels of our compensation program for our NEOs and other senior management.
•
Reviews and advises the Compensation Committee regarding the components and levels of our non-employee director compensation program.
•
Annually reviews and develops the peer companies used for executive and non-employee director compensation comparison.

Development of Peer Companies

Annually, the Compensation Committee directs Haigh to develop a comparable group of companies engaged in the same or similar industries as our Company. Due to the limited number of “pure leisure facilities” public companies, our Compensation Committee determined that it was appropriate to also include other companies in the compensation peer group that are in the entertainment, restaurant and hospitality industries and compete with us for executive talent. The peer companies are selected based on a combination of factors including industry, market capitalization, enterprise value, revenue and number of employees. No specific weighting is applied to any of these selection factors.

Generally, the Compensation Committee uses peer company data provided by Haigh to guide its review of the total compensation of our executive officers and non-employee directors and generally reviews the compensation data of our peer companies and industry to understand market competitive compensation levels and practices. The Compensation Committee focuses to ensure that our executive compensation program is competitive on a total compensation basis. However, no specific competitive level is targeted by the Compensation Committee based on this review.

The Compensation Committee approved the following 12 companies as our peer group for 2024 based on analysis and recommendations by Haigh. There were two changes versus the 2023 peer group:

•
Cedar Fair, L.P. and Six Flags Entertainment Corporation merged in 2024 with Six Flags Entertainment Corporation the continuing named entity.
•
Cracker Barrel Old Country Store, Inc. was deleted based on a decrease in its market capitalization during 2023-2024.

AMC Entertainment Holdings, Inc.	Marriott Vacations Worldwide Corporation
The Cheesecake Factory Incorporated	Norwegian Cruise Lines Holdings Ltd.
Cinemark Holdings, Inc.	Six Flags Entertainment Corporation
Dave & Buster's Entertainment, Inc.	Texas Roadhouse, Inc.
Hilton Grand Vacations, Inc.	Travel + Leisure Company
Madison Square Garden Sports Corp.	Vail Resorts, Inc.

2024 Compensation Design and Decisions

Base Salaries

Our philosophy is to pay base salaries that reflect each executive’s performance, experience and scope of responsibilities and provide levels of pay competitive with our industry practices for similar roles. Base salaries are reviewed periodically for potential adjustments typically based upon promotion and/or change in job responsibilities.

Name	Position in 2024	2023 Ending Base Salary	2024 Ending Base Salary	2024 % Increase
Marc G. Swanson	Chief Executive Officer	$450,000	$450,000	0%
James (Jim) Mikolaichik (1)	Chief Financial Officer and Treasurer	N/A	$400,000	N/A
James (Jim) W. Forrester Jr. (1)	SVP, Finance, Former Interim Chief Financial Officer and Treasurer	$285,000	$285,000	0%
Christopher (Chris) Finazzo	Chief Commercial Officer	$400,000	$400,000	0%
Michael Rady (2)	Chief Human Resources Officer	N/A	$250,000	N/A
Byron Surrett	Chief Parks Operations Officer - Non-Florida Parks	$250,000	$250,000	0%

(1)
On September 23, 2024, the Board appointed Mr. Mikolaichik as Chief Financial Officer and Treasurer of the Company, effective as of November 11, 2024. Mr. Forrester, Jr., the Company’s former Interim Chief Financial Officer and Treasurer, stepped down from those positions, effective November 11, 2024 and continues to remain with the Company and serve in the role of Senior Vice President of Finance.
(2)
On September 18, 2024, the Board appointed Mr. Rady as Chief Human Resources Officer of the Company, effective as of October 7, 2024.

2024 Annual Bonus, Performance Objectives and Performance Results

Target Opportunity for Our NEOs

Annual incentive awards are a key component of our total compensation program. Typically, these incentives are available to all of our salaried exempt employees including our named executive officers and are based on financial and non-financial metrics typically established in the first quarter of the year and communicated to annual incentive program participants. At the beginning of the performance period, 50% of the total target bonus potential is denominated as cash while the remaining 50% is denominated as stock, with the number of shares granted at the beginning of the performance period based on the Company’s stock price on the date of grant. The stock portion of our annual incentive program vest subject to performance and are settled in shares of our common stock following the performance period.

The following illustrates the 2024 target bonus opportunity for our NEOs.

Name	Position in 2024	2024 Bonus Percentage of Salary	2024 Ending Base Salary	2024 Bonus Potential Target
Marc G. Swanson	Chief Executive Officer	150%	$450,000	$675,000
James (Jim) Mikolaichik (1)	Chief Financial Officer and Treasurer	100%	$400,000	N/A
James (Jim) W. Forrester Jr.	SVP, Finance, Former Interim Chief Financial Officer and Treasurer	80%	$285,000	$228,000
Christopher (Chris) Finazzo	Chief Commercial Officer	100%	$400,000	$400,000
Michael Rady (2)	Chief Human Resources Officer	80%	$250,000	N/A
Byron Surrett	Chief Parks Operations Officer - Non-Florida Parks	80%	$250,000	$200,000
(1)
Mr Mikolaichik received his 2024 bonus in the form of a number of RSUs determined by dividing $400,000 by the stock price on the date of grant and vesting on March 31, 2025. See "Sign-On Equity Award - James (Jim) Mikolaichik" which follows.
(2)
Mr. Rady was not eligible for a bonus payout due to his start date of October 7, 2024.

2024 Annual Bonus Performance Targets, Weighting and Results & Calculation of 2024 Annual Bonus Awards as a Percent of Target

Our 2024 financial and non-financial objectives, weightings, actual results and weighted payouts by performance objective as a percent of target are shown in the table below:

CUSTOM DEPARTMENT PLAN (Swanson):

Performance Metric	Threshold ($M)(1)	Target ($M)	Maximum ($M)(2)	2024 Actual ($M)	Payout	Measure Weighting	Weighted Payout
Adjusted EBITDA (pre-bonus basis)	$812.0	$902.0	No Max	$700.2	0.0%	45.0%	0.0%
Total Revenues	$1,820.7	$2,023.0	No Max	$1,725.3	0.0%	15.0%	0.0%
Department Cost Basis(3)						15.0%	0.0%
Guest Satisfaction(4)						15.0%	0.0%
Department Capital Expenditures(5)						10.0%	3.1%
Performance Calculation as a Percent of Target Before Cost Objectives							3.1%
Cost Objectives(6)		+/-25%		>-25%			-25.0%
Final Performance Calculation as a Percent of Target						100.0%	2.4%

CUSTOM DEPARTMENT PLAN (Forrester):

Performance Metric	Threshold ($M)(1)	Target ($M)	Maximum ($M)(2)	2024 Actual ($M)	Payout	Measure Weighting	Weighted Payout
Adjusted EBITDA (pre-bonus basis)	$812.0	$902.0	No Max	$700.2	0.0%	35.0%	0.0%
Department Cost Basis(3)						20.0%	20.0%
Department Capital Expenditures(5)						20.0%	6.3%
Guest Satisfaction(4)						15.0%	0.0%
Discretionary & Individual Objectives(7)						10.0%	10.0%
Performance Calculation as a Percent of Target Before Cost Objectives							36.3%
Cost Objectives(6)		+/-25%		>-25%			-25.0%
Final Performance Calculation as a Percent of Target						100.0%	27.2%

CUSTOM DEPARTMENT PLAN (Finazzo):

Performance Metric	Threshold ($M)(1)	Target ($M)	Maximum ($M)(2)	2024 Actual ($M)	Payout	Measure Weighting	Weighted Payout
Adjusted EBITDA (pre-bonus basis)	$812.0	$902.0	No Max	$700.2	0.0%	45.0%	0.0%
Total Revenues	$1,820.7	$2,023.0	No Max	$1,725.3	0.0%	15.0%	0.0%
Department Cost Basis(3)						15.0%	0.0%
Guest Satisfaction(4)						15.0%	0.0%
Department Capital Expenditures(5)						10.0%	5.6%
Performance Calculation as a Percent of Target Before Cost Objectives							5.6%
Cost Objectives(6)		+/-25%		>-25%			-25.0%
Final Performance Calculation as a Percent of Target						100.0%	4.2%

CUSTOM DEPARTMENT PLAN (Surrett):

Performance Metric	Threshold ($M)(1)	Target ($M)	Maximum ($M)(2)	2024 Actual ($M)	Payout	Measure Weighting	Weighted Payout
Adjusted EBITDA (pre-bonus basis)	$812.0	$902.0	No Max	$700.2	0.0%	25.0%	0.0%
Park-level EBITDA						25.0%	2.1%
Guest Satisfaction(4)						20.0%	0.0%
Department Cost Basis(3)						15.0%	0.0%
Department Capital Expenditures(5)						10.0%	5.5%
Discretionary & Individual Objectives(7)						5.0%	5.0%
Performance Calculation as a Percent of Target Before Cost Objectives							12.6%
Cost Objectives(6)		+/-25%		>-25%			-25.0%
Final Performance Calculation as a Percent of Target						100.0%	9.4%
(1)
Threshold achievement for Adjusted EBITDA, Total Revenues, and Park-level EBITDA results in a 50% payout.
(2)
There is no maximum payout for Adjusted EBITDA, Total Revenues, and Park-level EBITDA. Achievement above 100% results in an additional 0.5% for each $1.0 million achieved above target level. To achieve a payout of 150% to 200% of target for these financial measures, the target performance level would have to be exceeded by $100M to $200M respectively. There is no maximum payout for Discretionary & Individual Objectives and payout above target is determined by the Compensation Committee for each NEO. As historical perspective, Discretionary & Individual Objectives have not paid out above the targeted amounts in the last three fiscal years.
(3)
For Messrs, Swanson, Finazzo and Surrett, represents certain departmental cost goals which were deemed to not be met for 2024. For Mr. Forrester, represents certain departmental cost goals which were deemed to be met for 2024.
(4)
Guest satisfaction is measured on a park-by-park basis each quarter. Based on the Company’s guest satisfaction scores in 2024 as compared to the Company’s goals and expectations, the Compensation Committee determined that the guest satisfaction scores achieved did not meet at least the threshold level for any quarter and/or park, which resulted in no payout related to guest satisfaction.
(5)
Represents certain departmental goals related to capital expenditures. The Compensation Committee evaluated performance against such goals and determined payouts of 31.5% for Mr. Swanson, and Mr. Forrester, 55.9% for Mr. Finazzo, and 55.1% for Mr. Surrett.
(6)
Cost Objectives: For 2024, cost targets are set for the Company as a whole, each park and key functional areas. If the cost target is not met, bonus awards are reduced by 25%. For each percent a cost objective beats the objective, awards are adjusted by the percentage such target was beat. The Compensation Committee evaluated 2024 actual costs and determined the cost target had not been met, and as such, bonus award payouts for our NEOs were reduced by 25%.
(7)
The Compensation Committee considered 2024 results and performance and at its discretion approved a Discretionary and Individual achievement of 100% for Mr. Forrester and Mr. Surrett. The below was also evaluated in the approved bonus for Discretionary & Individual performance for 2024:
•
Mr. Forrester: The Compensation Committee considered his performance as Interim Chief Financial Officer and Treasurer, his leadership of all finance and accounting related functions, and his assistance in the transition of his role.
•
Mr. Surrett: The Compensation Committee considered his leadership over the operations and safety of our parks.

Based on our 2024 performance versus objectives as described in detail above, the following bonus awards for our NEOs were earned:

Name	Position in 2024	2024 Bonus Potential @ Target	2024 Annual Bonus Paid in Cash	2024 Annual Bonus Paid in Stock(1)	2024 Annual Bonus Earned
Marc G. Swanson	Chief Executive Officer	$675,000	$7,965	$7,456	$15,421
James (Jim) W. Forrester Jr.	SVP, Finance, Former Interim Chief Financial Officer and Treasurer	$228,000	$31,031	$29,123	$60,154
Christopher (Chris) Finazzo	Chief Commercial Officer	$400,000	$8,380	$7,851	$16,231
Byron Surrett	Chief Parks Operations Officer - Non-Florida Parks	$200,000	$9,447	$8,860	$18,307

(1)
Annual bonus paid in stock equals number of shares vested on April 29, 2025 at $43.86 per share.

2024 Long-Term Incentive Awards

The long-term incentive award program is designed to align the executives with the Company’s key longer-term performance objectives, align the executives’ interest with our stockholders, provide an opportunity to increase their ownership interest in the Company through grants of equity-based awards and retain executives through vesting of awards over multiple years. Under our equity plans, equity-based awards may be awarded in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other stock-based awards.

Our 2024 Long-Term Incentive Awards (the “2024 LTIP”) cover the 2024-2026 performance period. For 2024, we determined to award the 2024 LTIP in the following forms of equity:

•
25% in the form of stock options vesting in substantially equal annual installments over three years:
o
In determining the number of stock options to be granted, we calculated the number of options granted using the closing price of a share of stock on the date of grant based on the assumption that the stock price will double in value over the performance period versus using a Black-Scholes valuation model. The Black-Scholes valuation model was used to value stock options for accounting purposes and required reporting purposes, including the compensation tables below.
•
75% in the form of performance-vesting restricted stock units (PSUs) vesting based on the following:
o
Achievement of a predefined Adjusted EBITDA target to be met by the end of fiscal year 2026 (75% weighting);
o
Achievement of a predefined Adjusted EBITDA target related to certain growth initiatives to be met by the end of fiscal year 2025 (12.5% weighting); and,
o
Achievement of certain other predefined non-Adjusted EBITDA growth objectives to be met by the end of fiscal year 2025 (12.5% weighting).

The following awards were made to our NEOs under our 2024 LTIP:

Name	Position in 2024	2024 Base Salary at the Time of 2024 LTIP Grant	2024 LTIP Target Percentage of Salary	2024 LTIP Target Value
Marc G. Swanson	Chief Executive Officer	$450,000	400%	$1,800,000
James (Jim) Mikolaichik	Chief Financial Officer and Treasurer	$400,000	200%	$800,000
James (Jim) W. Forrester Jr.	SVP, Finance, Former Interim Chief Financial Officer and Treasurer	$285,000	150%	$427,500
Christopher (Chris) Finazzo	Chief Commercial Officer	$400,000	200%	$800,000
Michael Rady (1)	Chief Human Resources Officer	$250,000	100%	N/A
Byron Surrett	Chief Parks Operations Officer - Non-Florida Parks	$250,000	150%	$375,000
(1)
Mr. Rady was not eligible for a 2024 LTIP award due to his start date of October 7, 2024.

2024 Special Awards

On March 5, 2024, the Compensation Committee approved the following awards for Mr. Forrester in connection with his appointment as Interim Chief Financial Officer and Treasurer:

•
A number of stock options determined by dividing $250,000 by the stock price on the date of grant and vesting in equal annual installments over four years;
•
A number of RSUs determined by dividing $250,000 by the stock price on the date of grant and vesting in equal annual installments over four years.

On March 5, 2024, the Compensation Committee approved the following award for Mr. Finazzo to promote retention and to recognize his substantial contributions since he joined the Company:

•
A number of stock options determined by dividing $1,000,000 by the stock price on the date of grant and vesting in equal annual installments over five years;
•
A number of RSUs determined by dividing $4,000,000 by the stock price on the date of grant and vesting in equal annual installments over five years.

On March 5, 2024, the Compensation Committee approved the following awards for Mr. Surrett to promote retention and to recognize his substantial contributions since he joined the Company:

•
A number of stock options determined by dividing $125,000 by the stock price on the date of grant and vesting in equal annual installments over four years;
•
A number of RSUs determined by dividing $250,000 by the stock price on the date of grant and vesting in equal annual installments over four years;
•
A number of PSUs under the 2024 LTIP determined by dividing $125,000 by the stock price on the date of grant and vesting based on terms set forth under the plan.

On October 10, 2024, the Compensation Committee approved an additional award for Mr. Surrett to further promote retention and to recognize his substantial contributions:

•
A number of RSUs determined by dividing $250,000 by the stock price on the date of grant which vest over the next two years, with one-third (1/3) vesting December 31, 2024, and two-thirds (2/3) vesting December 31, 2025.

Sign-On Equity Award – James (Jim) Mikolaichik

In connection with his hire, we agreed to make the following awards to Mr. Mikolaichik:

•
A number of stock options determined by dividing $1,500,000 by the stock price on the date of grant and vesting in equal annual installments over four years;
•
A number of RSUs determined by dividing $2,000,000 by the stock price on the date of grant and vesting in equal annual installments over four years;
•
A number of PSUs under the 2024 LTIP determined by dividing $1,500,000 by the stock price on the date of grant and vesting based on terms set forth under the plan;
•
A number of matching stock options on a 1-for-1 basis up to a maximum of $2,000,000 (see Stock Purchase Equity Awards section which follows);
•
A number of RSUs determined by dividing $400,000 by the stock price on the date of grant and vesting in full on March 31, 2025 was granted in lieu of 2024 annual bonus participation;
•
A number of PSUs under the 2024 LTIP determined by dividing $800,000 by the stock price on the date of grant and vesting based on terms set forth under the plan.

Sign-On Equity Award – Michael Rady

In connection with his hire, we agreed to make the following awards to Mr. Rady:

•
A number of stock options determined by dividing $500,000 by the stock price on the date of grant and vesting in equal annual installments over four years;
•
A number of RSUs determined by dividing $500,000 by the stock price on the date of grant and vesting in equal annual installments over four years;
•
A number of PSUs under the 2024 LTIP determined by dividing $500,000 by the stock price on the date of grant and vesting based on terms set forth under the plan;
•
A number of RSUs determined by dividing $150,000 by the stock price on the date of grant and vesting in full on March 31, 2025.

Stock Purchase Matching Equity Awards

In 2024, we provided certain named executive officers an opportunity to be granted a number of matching stock options on a 1-for-1 basis for each share purchased on the open market up to a maximum purchase amount of $2,000,000. Matching stock options granted under this program vest in full on the third anniversary of the grant date. Under the program, we granted Mr. Mikolaichik 34,000 stock options.

2022-2024 Long-Term Incentive Awards

Our 2022 Long-Term Incentive Awards (the “2022 LTIP”) cover the 2022-2024 performance period and the extended test period in 2025, if applicable. The 2022 LTIP also provides an opportunity to vest the award earlier than the end of the performance period if goals are achieved in any fiscal year during the performance period. The 2022 LTIP is based on the following performance metrics:

o
Achievement of a predefined Adjusted EBITDA target to be met by the end of fiscal year 2024 (75% weighting);

o
Achievement of a predefined Adjusted EBITDA target related to certain growth initiatives to be met by the end of fiscal year 2024 (12.5% weighting); and,
o
Achievement of certain other predefined non-Adjusted EBITDA growth objectives to be met by the end of fiscal year 2024 (12.5% weighting).

The following table illustrates performance versus goals and amounts which vested based on 2024 performance:

Performance Metric	Threshold ($M)	Target ($M)	Actual ($M)	Achievement Payout Percentage of Target	Performance Metric Weighting	Weighted Achievement Factor
2024 Adjusted EBITDA	$1,000.0	$1,150.0	$700.2	0%	75.0%	0.00%
2024 Growth Adjusted EBITDA	$15.0	$20.0	$-	0%	12.5%	0.00%
2024 Growth Gate	N/A	7 Units	0 Units	0%	12.5%	0.00%
Total						0.00%

Benefits & Perquisites

We provide all of our employees, including our named executive officers, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits include:

•
401(k) savings plan;
•
medical, dental, vision, life and accident insurance, disability coverage, dependent care and healthcare flexible spending accounts; and
•
employee assistance program benefits.

Under our 401(k) savings plan, we match a portion of the funds set aside by the employee. The matching contributions by us become vested either on the two-year anniversary of the participant’s hire date or on a 5-year graded vesting schedule, depending on hire date. At no cost to our employees, we provide an amount of basic life and accident insurance coverage valued at two times our employee’s annual base salary. Employees may also select supplemental life and accident insurance, for a premium to be paid by the employee.

We also provide our executive officers with limited perquisites and personal benefits that are not generally available to all employees, such as complimentary access to our theme parks. These benefits and limited perquisites are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnote.

Severance Arrangements

We offer our executive officers severance benefits under our Amended and Restated Key Employee Severance Plan (the “Severance Plan”) which we believe is necessary to attract and retain the talent key to our long-term success. Each executive officer is entitled to severance benefits under the Severance Plan if his or her employment is terminated as a result of (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation; (2) job elimination resulting from a sale or merger; or (3) lack of an available position following a return from a certified medical leave of absence or work related injury or illness, in each case subject to the approval of the Chief Human Resources Officer and the Chairman of our Compensation Committee. The Severance Plan is described in more detail below under “Potential Payments Upon Termination”.

Executive Compensation Governance Practices

2024 Stock Ownership Guidelines

In order to align management and stockholder interests, the Company maintains stock ownership guidelines for our executive officers. These guidelines, stated as a multiple of base salary are:

Employee Group	Multiple of Base Salary
CEO	6x
Other NEOs	3x
Other Covered Executives	2x-3x

An executive covered by the ownership guidelines must hold at least 50% of the net after-tax shares acquired from the Company pursuant to any equity-based awards received from the Company until the individual ownership guideline is met. There is no minimum time period to meet the ownership requirement. As of April 15, 2024, all currently employed NEOs, who are subject to the ownership guidelines were in compliance.

Hedging and Pledging Policies

The Company’s Securities Trading Policy requires executive officers and directors to consult the Company’s Legal department prior to engaging in transactions involving the Company’s securities. The Company’s Securities Trading Policy prohibits directors, officers and employees from hedging or monetization transactions including, but not limited to, through the use of financial instruments such as exchange funds, variable forward contracts, equity swaps, puts, calls, and other derivative instruments, or through the establishment of a short position in the Company’s securities. The Company’s Securities Trading Policy limits the pledging of Company securities to those situations approved by the Company’s General Counsel.

Tax and Accounting Considerations

The Compensation Committee may consider the impact of tax and accounting consequences when developing and implementing the Company’s executive compensation programs to structure a program that we consider to be the most effective in attracting, motivating and retaining the Company’s executives and key employees.

Clawback Policy

We have adopted a clawback and recoupment policy that covers all executive officers as well as all participants receiving awards under our incentive compensation plans and certain other individuals designated by the Board or the Compensation Committee (collectively, the “Covered Individuals”). Under the policy, any incentive award or payment that is in excess of the amount that a Covered Individual should otherwise have received under the terms of such award for any reason, the Covered Individual is required to repay any such excess amount to the Company. In addition, the Compensation Committee may, in its sole discretion, provide for the cancellation of outstanding awards or forfeiture and repayment of any gain or amount realized on the vesting, exercise or payment of awards if a participant engages in Detrimental Activity (as defined in the Plan). In light of the SEC’s adoption of final clawback rules in October 2022, on November 13, 2023, we adopted a supplemental clawback and recoupment policy pursuant to NYSE Rule 303A.14.

Our equity awards are subject to restrictive covenants and may be subject to clawback or forfeiture as well if the recipient breaches any of the restrictive covenants or otherwise engages in any "Detrimental Activity", as defined in the Plan.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for services rendered to us for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Marc G. Swanson	2024	450,000	—	337,496	274,559	7,965	8,011	1,078,031
Chief Executive Officer	2023	450,000	37,969	337,451	270,746	2,632	7,733	1,106,531
	2022	450,000	44,176	337,488	261,401	36,723	7,232	1,137,020
James (Jim) Mikolaichik (6)	2024	55,556	—	2,399,920	2,201,189	—	82	4,656,747
Chief Financial Officer and Treasurer
James (Jim) W. Forrester Jr. (6)	2024	285,000	8,550	363,964	217,884	22,481	7,756	905,635
SVP, Finance, Former Interim Chief Financial Officer and Treasurer	2023	275,868	12,825	331,209	187,139	9,439	7,120	823,600
Christopher (Chris) Finazzo	2024	400,000	—	4,199,940	737,943	8,380	989	5,347,252
Chief Commercial Officer	2023	400,000	11,250	199,984	120,320	1,550	1,008	734,112
	2022	369,298	22,906	5,141,575	1,715,813	19,041	882	7,269,515
Michael Rady (7)	2024	58,333	—	649,904	300,603	—	216	1,009,056
Chief Human Resources Officer
Byron Surrett	2024	250,000	3,750	599,905	133,523	5,697	7,521	1,000,396
Chief Parks Operations Officer - Non-Florida Parks	2023	245,833	15,450	499,932	179,262	780	7,088	948,345

(1)
Amounts included in this column reflect actual salary earned during each fiscal year while employed by the Company.
(2)
Amounts included in this column for 2024 reflect actual cash discretionary bonus amounts earned in 2024 under the 2024 Annual Bonus Plan.

(3)
Amounts included for 2024 reflect the aggregate grant date fair value of restricted stock units and option awards, as applicable, calculated in accordance with ASC Topic 718 utilizing the assumptions discussed in Note 18 to our consolidated financial statements for the year ended December 31, 2024. These amounts include RSUs, PSUs and option awards. In accordance with ASC Topic 718, for awards subject to performance conditions, the amounts shown in the table reflect the probable outcome of the performance conditions, if any, as of the grant date. Assuming the highest level of achievement on performance awards as of the grant date, as approved by the Compensation Committee, the aggregate grant date fair value of all performance-based stock granted in fiscal 2024 would have added additional value as follows: Mr. Swanson– $2,446,782; Mr. Mikolaichik– $5,549,791; Mr. Forrester– $873,345; Mr. Finazzo– $5,149,899; Mr. Rady– $1,399,797; and Mr. Surrett– $1,234,162.
(4)
Amounts included in this column for 2024 reflect actual cash non-discretionary bonus amounts earned in 2024 under the 2024 Annual Bonus Plan.
(5)
Amounts reported under All Other Compensation for fiscal 2024 include the following:

Description	Marc G. Swanson	James (Jim) Mikolaichik	James (Jim) W. Forrester Jr.	Christopher (Chris) Finazzo	Michael Rady	Byron Surrett
Life and long-term disability insurance premiums paid by us on behalf of our named executive officers	$1,111	$82	$856	$989	$216	$621
Contributions to our 401(k) plan on behalf of our named executive officers	6,900	—	6,900	—	—	6,900
Total All Other Compensation	$8,011	$82	$7,756	$989	$216	$7,521

In addition, the named executive officers (and their spouses) each receive a Corporate Executive Card that entitles them and an unlimited number of guests to complimentary access to our theme parks. There is no incremental cost to us associated with the use of the Corporate Executive Card.

(6)
On September 23, 2024, the Board appointed Mr. Mikolaichik as Chief Financial Officer and Treasurer of the Company, effective as of November 11, 2024. Mr. Forrester, Jr., the Company’s former Interim Chief Financial Officer and Treasurer, stepped down from those positions, effective November 11, 2024 and continues to remain with the Company and serve in the role of Senior Vice President of Finance.
(7)
On September 18, 2024, the Board appointed Mr. Rady as Chief Human Resources Officer of the Company, effective as of October 7, 2024.

Grants of Plan-Based Awards in 2024

The following table provides information relating to grants of plan-based awards made to our named executive officers during 2024.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
Marc G. Swanson
	Annual Cash Incentive	—	76,359	337,500	421,875	—	—	—	—	—	—	—
	Performance-Vesting Restricted Stock Units(3)	5/15/2024	—	—	—	6,346	25,385	38,077	—	—	—	—
	Annual Equity Incentive(4)	8/14/2024	—	—	—	1,635	7,230	9,037	—	—	—	337,496
	Stock Options(5)	5/15/2024	—	—	—	—	—	—	—	5,923	53.18	192,201
	Stock Options(5)	5/15/2024	—	—	—	—	—	—	—	2,538	53.18	82,358
James (Jim) Mikolaichik
	Time-Vesting Restricted Stock Units(6)	11/11/2024	—	—	—	—	—	—	35,223	—	—	1,999,962
	Time-Vesting Restricted Stock Units(6)	11/11/2024	—	—	—	—	—	—	7,044	—	—	399,958
	Performance-Vesting Restricted Stock Units(3)	11/11/2024	—	—	—	2,641	10,567	15,850	—	—	—	—
	Performance-Vesting Restricted Stock Units(3)	11/11/2024	—	—	—	6,604	26,417	39,625	—	—	—	—
	Stock Options(5)	11/11/2024	—	—	—	—	—	—	—	2,466	56.78	83,203
	Stock Options(5)	11/11/2024	—	—	—	—	—	—	—	1,056	56.78	35,629
	Stock Options(5)	11/11/2024	—	—	—	—	—	—	—	18,492	56.78	631,317
	Stock Options(5)	11/11/2024	—	—	—	—	—	—	—	7,925	56.78	270,560
	Stock Options(5)	11/18/2024	—	—	—	—	—	—	—	23,800	56.44	826,336
	Stock Options(5)	11/18/2024	—	—	—	—	—	—	—	10,200	56.44	354,144
James (Jim) W. Forrester Jr.
	Annual Cash Incentive	—	12,522	128,250	178,125	—	—	—	—	—	—	—
	Time-Vesting Restricted Stock Units(6)	3/5/2024	—	—	—	—	—	—	4,720	—	—	249,971
	Performance-Vesting Restricted Stock Units(3)	5/15/2024	—	—	—	1,507	6,029	9,043	—	—	—	—
	Annual Equity Incentive(4)	8/14/2024	—	—	—	458	2,442	3,052	—	—	—	113,993
	Stock Options(5)	3/5/2024	—	—	—	—	—	—	—	3,304	52.96	106,884
	Stock Options(5)	3/5/2024	—	—	—	—	—	—	—	1,416	52.96	45,808
	Stock Options(5)	5/15/2024	—	—	—	—	—	—	—	1,407	53.18	45,657
	Stock Options(5)	5/15/2024	—	—	—	—	—	—	—	602	53.18	19,535
Christopher (Chris) Finazzo
	Annual Cash Incentive	—	45,250	200,000	250,000	—	—	—	—	—	—	—
	Time-Vesting Restricted Stock Units(6)	3/5/2024	—	—	—	—	—	—	75,528	—	—	3,999,963
	Performance-Vesting Restricted Stock Units(3)	5/15/2024	—	—	—	2,820	11,282	16,923	—	—	—	—
	Annual Equity Incentive(4)	8/14/2024	—	—	—	969	4,284	5,355	—	—	—	199,977
	Stock Options(5)	3/5/2024	—	—	—	—	—	—	—	13,218	52.96	431,171
	Stock Options(5)	3/5/2024	—	—	—	—	—	—	—	5,664	52.96	184,760
	Stock Options(5)	5/15/2024	—	—	—	—	—	—	—	2,632	53.18	85,408
	Stock Options(5)	5/15/2024	—	—	—	—	—	—	—	1,128	53.18	36,604
Michael Rady
	Time-Vesting Restricted Stock Units(6)	11/11/2024	—	—	—	—	—	—	8,805	—	—	499,948
	Time-Vesting Restricted Stock Units(6)	11/11/2024	—	—	—	—	—	—	2,641	—	—	149,956
	Performance-Vesting Restricted Stock Units(3)	11/11/2024	—	—	—	2,201	8,805	13,207	—	—	—	—
	Stock Options(5)	11/11/2024								6,164	56.78	210,439
	Stock Options(5)	11/11/2024	—	—	—	—	—	—	—	2,641	56.78	90,164
Byron Surrett
	Annual Cash Incentive	—	6,549	95,000	125,000	—	—	—	—	—	—	—
	Time-Vesting Restricted Stock Units(6)	3/5/2024	—	—	—	—	—	—	4,720	—	—	249,971
	Time-Vesting Restricted Stock Units(6)	11/11/2024	—	—	—	—	—	—	4,402	—	—	249,946
	Performance-Vesting Restricted Stock Units(3)	5/15/2024	—	—	—	587	2,350	3,525	—	—	—	—
	Performance-Vesting Restricted Stock Units(3)	5/15/2024	—	—	—	1,322	5,288	7,932	—	—	—	—
	Annual Equity Incentive(4)	8/14/2024	—	—	—	247	2,142	2,677	—	—	—	99,989
	Stock Options(5)	3/5/2024	—	—	—	—	—	—	—	1,652	52.96	53,442
	Stock Options(5)	3/5/2024	—	—	—	—	—	—	—	708	52.96	22,904
	Stock Options(5)	5/15/2024	—	—	—	—	—	—	—	1,234	53.18	40,043
	Stock Options(5)	5/15/2024	—	—	—	—	—	—	—	528	53.18	17,134

(1)
Reflects possible cash payouts under the non-discretionary portion of our 2024 Annual Bonus Plan. Maximum achievement assumed at 125%. See “Compensation Discussion and Analysis—Calculation of 2024 Annual Bonus Awards as a Percent of Target” for a discussion of threshold, target and maximum cash incentive compensation payouts.
(2)
Reflects grant date fair value of the restricted stock unit and option awards, calculated in accordance with ASC Topic 718 and utilizing the assumptions discussed in Note 17 to our consolidated financial statements for the year ended December 31, 2024. For awards that are subject to performance conditions, these amounts reflect the probable outcome of the performance conditions as of the grant date, which is below threshold for the 2024 Long-Term Incentive Plan, and target for the 2024 Annual Bonus Plan.
(3)
Amounts shown reflect possible payouts relating to the three-year performance period for performance-vesting restricted stock granted under our 2024 Long-term Incentive Plan. See “Compensation Discussion and Analysis—2024 Long-Term Incentive Awards” for further discussion.
(4)
Amounts shown reflect possible equity payouts under our 2024 Annual Bonus Plan. Maximum achievement assumed at 125%.
(5)
Amounts shown reflect grants of stock options in 2024.
(6)
Amounts shown reflect grants of time-vesting restricted stock unit awards in 2024, see “Compensation Discussion and Analysis—Special Awards” for grants to Messrs. Forrester, Finazzo and Surrett, see “Compensation Discussion and Analysis—Sign-On Equity Award - James (Jim) Mikolaichik” for grants to Mr. Mikolaichik and see “Compensation Discussion and Analysis—Sign-On Equity Award - Michael Rady” for grants to Mr. Rady.

Outstanding Equity Awards at 2024 Fiscal-Year End

The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2024.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#) (3)	Market Value of Shares or Units That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Marc G. Swanson	15,766	—	50.74	3/14/2031
	4,636	2,318	64.71	3/15/2032
	2,635	5,270	56.92	5/11/2033
	—	5,923	53.18	5/15/2034
	—	2,538	53.18	5/15/2034
					170	9,552	12,275	689,732
James (Jim) Mikolaichik	—	2,466	56.78	11/11/2034
	—	1,056	56.78	11/11/2034
	—	18,492	56.78	11/11/2034
	—	7,925	56.78	11/11/2034
	—	23,800	56.44	11/18/2034
	—	10,200	56.44	11/18/2034
					42,267	2,374,983	9,245	519,477
James (Jim) W. Forrester Jr.	895	—	25.70	3/14/2029
	302	—	50.74	3/14/2031
	78	40	64.71	3/15/2032
	188	94	54.67	8/8/2032
	769	2,310	64.94	3/2/2033
	625	1,252	56.92	5/11/2033
	—	3,304	52.96	3/5/2034
	—	1,407	53.18	5/15/2034
	—	1,416	52.96	3/5/2034
	—	602	53.18	5/15/2034
					8,634	485,144	3,793	213,129
Christopher (Chris) Finazzo	12,810	6,405	69.39	2/28/2032
	1,352	676	64.71	3/15/2032
	—	8,950	56.01	9/12/2032
	12,290	6,146	54.24	8/12/2032
	1,171	2,342	56.92	5/11/2033
	—	13,218	52.96	3/5/2034
	—	2,632	53.18	5/15/2034
	—	5,664	52.96	3/5/2034
	—	1,128	53.18	5/15/2034
					95,844	5,385,474	5,455	306,516
Michael Rady	—	6,164	56.78	11/11/2034
	—	2,641	56.78	11/11/2034
					11,446	643,151	2,201	123,674
Byron Surrett	1,069	—	18.17	3/1/2026
	972	—	25.70	3/14/2029
	962	—	25.70	3/14/2029
	1,837	—	27.21	2/28/2030
	1,576	—	50.74	3/14/2031
	412	206	64.71	3/15/2032
	769	2,310	64.94	3/2/2033

549	1,098	56.92	5/11/2033
—	1,652	52.96	3/5/2034
—	1,234	53.18	5/15/2034
—	708	52.96	3/5/2034
—	528	53.18	5/15/2034
				15,705	882,464	4,022	225,996

(1)
Reflects time-vesting nonqualified stock options that vested and were exercisable as of December 31, 2024.
(2)
Reflects time-vesting nonqualified stock options that had not vested as of December 31, 2024. The following provides information with respect to the remaining vesting schedule of the time-vesting nonqualified stock options that had not vested as of December 31, 2024:

Mr. Swanson—of these outstanding nonqualified stock options: (i) 2,318 with an exercise price of $64.71 vested on March 15, 2025; (ii) 5,270 with an exercise price of $56.92 vest in equal installments on May 11, 2025 and 2026; and (iii) 2,820 with an exercise price of $53.18 vest on May 15, 2025, 2,820 vest on May 15, 2026, and 2,821 vest on May 15, 2027.

Mr. Mikolaichik—of these outstanding nonqualified stock options: (i) 3,522 with an exercise price of $56.78 vest in equal installments on November 11, 2025, 2026, and 2027; (ii) 6,604 with an exercise price of $56.78 vest on November 11, 2025, 6,604 vest on November 11, 2026, 6,604 vest on November 11, 2027, and 6,605 vest on November 11, 2028; and (iii) 34,000 with an exercise price of $56.44 vest on November 18, 2027.

Mr. Forrester—of these outstanding nonqualified stock options: (i) 770 with an exercise price of $64.94 vested on March 2, 2025, 770 vest on March 2, 2026, and 770 vest on March 2, 2027; (ii) 1,180 with an exercise price of $52.96 vested on March 5, 2025, 1,180 vest on March 5, 2026, 1,180 vest on March 5, 2027, and 1,180 vest on March 5, 2028; (iii) 40 with an exercise price of $64.71 vested on March 15, 2025; (iv) 1,252 with an exercise price of $56.92 vest in equal installments on May 11, 2025 and 2026; (v) 669 with an exercise price of $53.18 vest on May 15, 2025, 670 vest on May 15, 2026, and 670 vest on May 15, 2027; and (vi) 94 with an exercise price of $54.67 vest on August 8, 2025.

Mr. Finazzo—of these outstanding nonqualified stock options: (i) 6,405 with an exercise price of $69.39 vested on February 28, 2025; (ii) 3,775 with an exercise price of $52.96 vested on March 5, 2025, 3,777 vest on March 5, 2026, 3,776 vest on March 5, 2027, 3,777 vest on March 5, 2028, and 3,777 vest on March 5, 2029; (iii) 676 with an exercise price of $64.71 vested on March 15, 2025; (iv) 2,342 with an exercise price of $56.92 vest in equal installments on May 11, 2025 and 2026; (v) 1,253 with an exercise price of $53.18 vest on May 15, 2025, 1,253 vest on May 15, 2026, and 1,254 vest on May 15, 2027; (vi) 6,146 with an exercise price of $54.24 vest on August 12, 2025; and (vii) 8,950 with an exercise price of $56.01 vest on September 12, 2025.

Mr. Rady—of these outstanding nonqualified stock options: (i) 2,201 with an exercise price of $56.78 vest on November 11, 2025, 2,201 vest on November 11, 2026, 2,201 vest on November 11, 2027, and 2,202 vest on November 11, 2028.

Mr. Surrett—of these outstanding nonqualified stock options: (i) 770 with an exercise price of $64.94 vested on March 2, 2025, 770 vest on March 2, 2026, and 770 vest on March 2, 2027; (ii) 590 with an exercise price of $52.96 vested on March 5, 2025, 590 vest on March 5, 2026, 590 vest on March 5, 2027, and 590 vest on March 5, 2028; (iii) 206 with an exercise price of $64.71 vested on March 15, 2025; (iv) 1,098 with an exercise price of $56.92 vest in equal installments on May 11, 2025 and 2026; and (v) 587 with an exercise price of $53.18 vest on May 15, 2025, 587 vest on May 15, 2026, and 588 vest on May 15, 2027.

(3)
Reflects time-vesting shares or units of restricted stock that had not vested as of December 31, 2024 and performance-vesting units of restricted stock where performance conditions have been satisfied but units have not vested as of December 31, 2024 due to service conditions. In particular, includes performance-vesting units of restricted stock under the Company’s 2024 annual bonus plan. The following provides information with respect to the remaining vesting schedule of the shares or units of restricted stock that had not vested as of December 31, 2024:

Mr. Swanson—of these outstanding restricted awards: 170 are performance-vesting units of restricted stock pertaining to the 2024 annual bonus plan which vested on April 29, 2025.

Mr. Mikolaichik—of these outstanding restricted awards: (i) 7,044 are time-vesting units of restricted stock that will vest upon acceptance of the applicable award agreement; and (ii) 35,223 are time-vesting units of restricted stock of which 8,805 will vest on November 11, 2025, and the remaining will vest in equal installments on November 11, 2026, 2027, and 2028.

Mr. Forrester—of these outstanding restricted awards: (i) 664 are performance-vesting units of restricted stock pertaining to the 2024 annual bonus plan which vested on April 29, 2025; (ii) 133 are time-vesting units of restricted stock which vested on March 2, 2025; (iii) 2,310 are time-vesting units of restricted stock of which 770 vested on March 2, 2025, and the remaining will vest in equal installments on March 2, 2026 and 2027; (iv) 4,720 are time-vesting units of restricted stock of which 1,180 vested on March 5, 2025, and the remaining will vest in equal installments on March 5, 2026, 2027, and 2028; and (v) 807 are time-vesting units of restricted stock of which 269 will vest on May 9, 2025 and the remaining will vest on May 9, 2026.

Mr. Finazzo—of these outstanding restricted awards: (i) 179 are performance-vesting units of restricted stock pertaining to the 2024 annual bonus plan which vested on April 29, 2025; (ii) 7,846 are time-vesting units of restricted stock which vested on February 28, 2025; (iii) 75,528 are time-vesting units of restricted stock of which 15,105 will vest upon acceptance of the applicable award agreement, 15,106 will vest on March 5, 2026, 15,105 will vest on March 5, 2027, 15,106 will vest on March 5, 2028, and 15,106 will vest on March 5, 2029; and (iv) 12,291 are time-vesting units of restricted stock that will vest on August 12, 2025.

Mr. Rady—of these outstanding restricted awards: (i) 3,961 are time-vesting units of restricted stock of which 2,641 will vest upon acceptance of the applicable award agreement, and the remaining will vest on March 31, 2026; and (ii) 8,805 are time-vesting units of restricted stock of which 2,201 will vest on November 11, 2025, 2,201 will vest on November 11, 2026, 2,201 will vest on November 11, 2027, and 2,202 will vest on November 11, 2028.

Mr. Surrett—of these outstanding restricted awards: (i) 202 are performance-vesting units of restricted stock pertaining to the 2024 annual bonus plan which vested on April 29, 2025; (ii) 4,620 are time-vesting units of restricted stock of which 1,540 vested on March 2, 2025, and the remaining will vest in equal installments on March 2, 2026 and 2027; (iii) 4,720 are time-vesting units of restricted stock of which 1,180 vested on March 5, 2025, and the remaining will vest in equal installments on March 5, 2026, 2027, and 2028; (iv) 3,228 are time-vesting units of restricted stock of which 1,076 will vest on May 9, 2025, and the remaining will vest on May 9, 2026; and (v) 2,935 are time-vesting units of restricted stock which will vest on December 31, 2025.

(4)
Market value is based upon the closing market price of our common stock on December 31, 2024.
(5)
Reflects performance-vesting shares of restricted stock under the 2024 Long-Term Incentive Plan and 2023 Long-Term Incentive Plan that have not been earned as of December 31, 2024.

The performance-vesting units of restricted stock granted to Messrs. Swanson, Mikolaichik, Forrester, Finazzo, Rady and Surrett under the 2024 Long-Term Incentive Plan will vest, if at all, based on the Company’s achievement of growth metrics in Adjusted EBITDA and other growth related metrics for the performance period beginning on January 1, 2024 and ending on December 31, 2026. As of December 31, 2024, the achievement level with respect to these metrics was below threshold, accordingly, the number and value of the units of performance-vesting restricted stock that are expected to vest reported in the table reflect amounts based on threshold performance. The actual number of units that will vest with respect to the performance-vesting units of restricted stock granted to Messrs. Swanson, Mikolaichik, Forrester, Finazzo, Rady and Surrett under the 2024 Long-Term Incentive Plan is not determinable.

The performance-vesting units of restricted stock granted to Messrs. Swanson, Forrester, Finazzo and Surrett under the 2023 Long-Term Incentive Plan will vest, if at all, based on the Company’s achievement of growth metrics in Adjusted EBITDA and other growth related metrics for the performance period beginning on January 1, 2023 and ending on December 31, 2025. As of December 31, 2024, the achievement level with respect to these metrics was below threshold, accordingly, the number and value of the units of performance-vesting restricted stock that are expected to vest reported in the table reflect amounts based on threshold performance. The actual number of units that will vest with respect to the performance-vesting units of restricted stock granted to Messrs. Swanson, Forrester, Finazzo and Surrett under the 2023 Long-Term Incentive Plan is not determinable.

The following table provides information regarding the number of shares or units at threshold under the 2024 Long-Term Incentive Plan and the 2023 Long-Term Incentive Plan outstanding as of December 31, 2024:

	2023 Long-Term Incentive Plan		2024 Long-Term Incentive Plan
Name	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
Marc G. Swanson	5,929	333,151	6,346	356,582
James (Jim) Mikolaichik	—	—	9,245	519,477
James (Jim) W. Forrester Jr.	2,286	128,450	1,507	84,678
Christopher (Chris) Finazzo	2,635	148,061	2,820	158,456
Michael Rady	—	—	2,201	123,674
Byron Surrett	2,113	118,729	1,909	107,267

Option Exercises and Stock Vested in 2024

The following table provides information regarding the values realized by our named executive officers upon the vesting of stock awards in 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Marc G. Swanson	—	—	38,968	2,051,997
James (Jim) W. Forrester Jr.	—	—	3,403	179,788
Christopher (Chris) Finazzo	—	—	34,004	1,712,302
Byron Surrett	—	—	11,666	621,630

(1)
The value realized on vesting is based on the closing market price of our common stock on the applicable vesting date (or the previous trading day if the vesting date was not a trading day).

Pension Benefits

We have no pension benefits for the executive officers.

Nonqualified Deferred Compensation for 2024

We have no nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.

Potential Payments upon Termination

The following table describes the potential payments and benefits that would have been payable to our named executive officers under existing plans assuming a termination of their employment for reasons other than willful misconduct on December 31, 2024, which was the last business day of fiscal 2024.

The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers. These include accrued but unpaid salary, accrued but unpaid vacation and distributions of plan balances under our 401(k) savings plan.

Name	Cash Severance Payment ($) (1)	Continuation of Group Health Plans ($) (2)	Value of Accelerated Vesting of Equity Awards ($) (3)	Total ($)
Marc G. Swanson
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	907,965	25,000	—	932,965
Termination due to death or "disability"	7,965	—	5,352	13,317
Change in Control (double trigger)(5)	907,965	25,000	44,685	977,650
Change in Control (good reason)(6)	—	—	25,468	25,468
James (Jim) Mikolaichik
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	600,000	20,000	—	620,000
Termination due to death or "disability"	—	—	148,454	148,454
Change in Control (double trigger)(5)	600,000	20,000	2,374,983	2,994,983
Change in Control (good reason)(6)	—	—	2,374,983	2,374,983
James (Jim) W. Forrester Jr.
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	316,031	15,000	—	331,031
Termination due to death or "disability"	31,031	—	112,193	143,224
Change in Control (double trigger)(5)	316,031	15,000	513,098	844,129
Change in Control (good reason)(6)	—	—	469,270	469,270
Christopher (Chris) Finazzo
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	408,380	15,000	—	423,380
Termination due to death or "disability"	8,380	—	1,323,260	1,331,640
Change in Control (double trigger)(5)	408,380	15,000	5,473,456	5,896,836
Change in Control (good reason)(6)	—	—	5,461,319	5,461,319
Michael Rady
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	375,000	20,000	—	395,000
Termination due to death or "disability"	—	—	45,402	45,402
Change in Control (double trigger)(5)	375,000	20,000	643,151	1,038,151
Change in Control (good reason)(6)	—	—	643,151	643,151
Byron Surrett
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	259,447	15,000	—	274,447
Termination due to death or "disability"	9,447	—	198,003	207,450
Change in Control (double trigger)(5)	259,447	15,000	927,194	1,201,641
Change in Control (good reason)(6)	—	—	915,169	915,169

(1)
Cash severance includes amounts payable to executive with respect to salary and bonus. See “Severance Arrangements and Restrictive Covenants” below for information about how these amounts are calculated.
(2)
Reflects a lump sum cash payment intended to be used to defray the employee’s post-termination health insurance expenses.

(3)
Upon a termination of employment without cause (other than due to death or disability) or, by some executives to the extent they are entitled to terminate employment for “good reason”, for good reason, in each case, within 12 months following a change in control, our named executive officers’ unvested options and time-vesting units or shares of restricted stock generally immediately vest.

Upon a termination of employment due to death or “disability,” a pro rata portion of the next installment of unvested options and time-vesting units or shares immediately vest.

See “Treatment of Long-Term Incentive and Equity Awards Upon a Termination or Change of Control.

The amounts reported in this column represent the value of unvested restricted units or shares based on the closing market price of our stock on December 31, 2024. The value of unvested stock options is calculated as the difference between the close price on December 31, 2024 and the stock option exercise price, unless the stock option exercise price is higher than the close price, in which case these stock options were not assigned a value. Includes terminations relating to (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation, (2) job elimination resulting from a sale or merger; or (3) a lack of available position following a return from a certified medical leave of absence or work-related injury or illness.

(4)
Includes terminations relating to (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation, (2) job elimination resulting from a sale or merger; or (3) a lack of available position following a return from a certified medical leave of absence or work-related injury or illness.
(5)
For purposes of this table, Change in Control (double trigger) assumes that both a termination of employment without cause and a change in control occur on December 31, 2024.
(6)
For purposes of this table, Change in Control (good reason) assumes that both a termination by the executive for “good reason” and a change in control occur on December 31, 2024.

Severance Arrangements and Restrictive Covenants

None of our named executive officers have employment agreements. However, we have adopted the Key Employee Severance Plan (the “Severance Plan”) for the benefit of certain key employees. Each of the named executive officers employed at year-end was eligible for severance pay and benefits under the Severance Plan. All severance pay and benefits under the Severance Plan must be approved by the Chief Human Resources Officer and the Chairman of the Compensation Committee.

Messrs. Swanson, Mikolaichik, Forrester, Finazzo, Rady and Surrett.

Pursuant to the Severance Plan, if the employment of Messrs. Swanson, Mikolaichik, Forrester, Finazzo, Rady and Surrett terminates as a result of (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation; (2) job elimination resulting from a sale or merger; or (3) lack of an available position following a return from a certified medical leave of absence or work related injury or illness, in each case subject to the approval of the Chief Human Resources Officer and the Chairman of our Compensation Committee, Messrs. Swanson, Mikolaichik, Forrester, Finazzo, Rady and Surrett will be entitled to receive:

•
Severance pay equal to 24 months of annual base salary for Mr. Swanson, 18 months of annual base salary for Messrs. Mikolaichik and Rady, and 12 months of annual base salary for Messrs. Forrester, Finazzo and Surrett, payable in substantially equal, bi-monthly installments made in accordance with the Company’s standard payroll schedule;
•
the pro-rata portion (pro-rated through the date of termination) of the annual cash bonus he or she would have otherwise been entitled to receive based on actual performance had he or she remained employed through the payment date (not to exceed his or her annual target bonus amount); and
•
a lump sum cash payment equal to $25,000 for Mr. Swanson, $20,000 for Messrs. Mikolaichik and Rady, and $15,000 for Messrs. Forrester, Finazzo and Surrett, which is intended to defray post-termination health insurance expenses.

In order to be eligible for the Severance Plan benefits, an eligible key employee must sign and return a release and waiver of claims that will include but is not limited to (1) a one-year non-compete covenant; (2) a two-year non-solicitation covenant; (3) a non-disparagement covenant; (4) confidentiality clauses prohibiting the disclosure of confidential information and the existence of the separation agreement and release and waiver of claims; (5) an agreement to cooperate in any current or future legal matters relating to activities or matters occurring during such employee’s term of employment; and (6) the release of any and all claims that such employee may have against us.

No benefits are payable under the Severance Plan if (1) the eligible key employee fails or refuses to return the separation agreement and release and waiver of claims; (2) the eligible employee voluntarily terminates his or her employment for any reason; (3) the eligible employee terminates as a result of (or grounds for termination existed at the time of termination by reason of the following) (i) misconduct; or (ii) violation of Company rules, policies or practices; or (iii) poor performance; or (4) death, disability or failure to return after an approved leave of absence.

Treatment of Long-Term Incentive and Equity Awards upon Termination or Change in Control

Except as otherwise noted above in “Potential Payments Upon Termination—Severance Agreements and Restrictive Covenants”, in connection with a termination of employment or change in control (as defined in the applicable award agreement), long-term incentive and equity awards are generally subject to the following treatment:

Stock options and time-vesting awards. With respect to stock option and time-vesting share or unit awards granted prior to calendar year 2019, to the extent unvested, upon a termination of an executive’s employment by the Company without cause or a termination due to the executive’s death or disability, in each case within 12 months following a change in control, all unvested stock option and time-vesting share or unit awards will immediately vest and become exercisable. In addition, generally, upon a termination due to the executive’s death or disability, other than within 12 months following a change in control, or “qualified retirement” (as defined in the applicable award agreement), a pro-rata portion of the next installment of such awards will immediately vest. If the executive’s employment terminates for any other reason other than as described above, all unvested stock options and time-vesting shares will immediately be forfeited.

With respect to stock options and time-vesting units granted in calendar year 2019 and later, upon a termination of an executive’s employment by the Company without cause (other than due to death or disability) or, by certain executives, for good reason, in each case, within 12 months following a change in control, all unvested stock options/time-vesting units will immediately vest and become exercisable. In addition, with respect to certain executives, all unvested stock-options will vest and become exercisable, subject to continued employment, on the 12-month anniversary of a change of control. Generally upon a termination due to the executive’s death or disability, a pro-rata portion of the next installment of such stock options and time-vesting units will immediately vest. If the executive’s employment terminates for any other reason other than as described above, all unvested stock options and time-vesting units will be forfeited.

Performance-vesting shares/units. Upon a change in control during the performance period, the number of performance-vesting units that would have been earned at the end of the fiscal year in which a change in control occurs as determined in good faith based on anticipated performance (the “specified number”), are eligible to vest on the first anniversary of such change in control, subject to continued employment. Any remaining performance-vesting units will remain outstanding and eligible to vest in accordance with the original terms, subject to adjustments. In addition, upon a termination of an executive’s employment by the Company without cause (other than due to death or disability) or, by certain executives, for good reason, in each case, within 12 months following a change in control, the specified number of performance-vesting units will vest and all other performance-vesting units will be forfeited. Upon a termination of executive’s employment due to death or disability prior to the end of the performance period, a pro-rata portion of the performance-vesting units will be eligible to vest based on actual performance. Any performance-vesting units that do not vest in accordance with the above shall immediately be forfeited. If the executive’s employment terminates for any reason other than as described above, all unvested performance-vesting units will be forfeited.

CEO Pay Ratio

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to determine and disclose the pay ratio of our Chief Executive Officer to that of our median employee.

As allowed under the rules, for 2024, we used the same median employee that was identified in 2022 and 2023 since there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. For 2022, we identified the median employee by examining the 2022 total taxable cash wages for all of our employees, excluding our CEO, who were employed by us on November 22, 2022. We included all employees, whether employed on a full-time, part-time or seasonal basis. 2022 taxable cash wages, which information we obtained from our internal payroll records, included 2022 base salary or hourly wages, including overtime, paid through November 22, 2022 and actual annual bonus paid in 2022 for 2021 performance (if any). For our permanent full-time and part-time employees, base wages were annualized for those employees who joined the Company in 2022. No normalization adjustments were made for our seasonal part-time employees. On December 21, 2023 and again on December 23, 2024, we determined the median employee identified in 2022 was still active and the compensation paid in 2024 versus 2023 was largely unchanged. We believe this consistently applied compensation measure reasonably reflects annual compensation across our employee base.

We calculated annual total compensation for the median employee identified in 2024 for the full 2024 fiscal year using the same methodology we use for our named executive officers as set forth in the 2024 Summary Compensation Table elsewhere in this Proxy Statement. We believe the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Based on the above, our Chief Executive Officer to median employee pay ratio is 76.2 to 1.

•
the median employee had 2024 annual total compensation of $14,151; and
•
the annual total compensation of our Chief Executive Officer, as reported in the 2024 Summary Compensation Table, was $1,078,031.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of our company for the last four fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020.

							Value of Initial $100 Investment
Year	SCT Compensation for PEO	CAP Compensation for PEO	SCT Compensation for Sergio (Serge) Rivera	CAP Compensation for Sergio (Serge) Rivera	Average SCT Compensation for Other NEOs	Average CAP Compensation for Other NEOs	Company TSR	S&P Midcap 400	Net Income	Adjusted EBITDA
(a)	(b)	(c)			(d)	(e)	(f)	(g)	(h)	(i)
2024	$1,078,031	$636,348	$—	$—	$2,583,817	$2,493,271	$177.18	$163.54	$227.5	$700.2
2023	$1,106,531	$1,084,459	$—	$—	$813,230	$(127,539)	$166.62	$143.55	$234.2	$713.5
2022	$1,137,020	$511,807	$—	$—	$2,336,474	$1,947,828	$168.73	$123.29	$291.2	$728.2
2021	$2,009,400	$11,274,977	$—	$—	$932,443	$7,581,878	$204.54	$141.81	$256.5	$662.0
2020	$1,993,055	$3,145,415	$208,248	$(3,019,853)	$1,526,400	$2,249,471	$99.62	$113.66	$(312.3)	$(73.2)

Column (a): Reflects related amounts for the respective years shown.

Column (b): For fiscal years 2024, 2023, 2022, 2021 and 2020 reflects compensation amounts reported in the “Summary Compensation Table” ("SCT") for our CEO, Marc G. Swanson, (our principal executive officer ("PEO")), for the respective years shown. As previously disclosed, Sergio (Serge) Rivera served as our CEO from January 1, 2020 until his resignation on April 4, 2020, at which time Marc G. Swanson was appointed CEO.

Column (c): “Compensation actually paid” ("CAP") to our CEO in each of 2024, 2023, 2022, 2021 and 2020, and for our former CEO in 2020, reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules and calculation methodology. The dollar amounts reflected in column (c) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. We offer no pension benefits for executive officers so no adjustment for pension benefits is included in the table below. Additionally, the value of dividends, if any, or other earnings paid on stock and option awards are not included as such amounts are reflected in the fair value of awards and are only paid upon vesting. For information regarding the decisions made by our Compensation Committee regarding the CEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in these tables.

	Marc G. Swanson					Sergio (Serge) Rivera
	2024	2023	2022	2021	2020	2020
SCT Total Compensation	$1,078,031	$1,106,531	$1,137,020	$2,009,400	$1,993,055	$208,248
LESS Stock and Option Award Values Reported in SCT for Covered Year	(612,055)	(608,197)	(598,889)	(1,212,203)	(1,626,631)	(51,236)
PLUS Year End Fair Value of Unvested Stock and Option Awards Granted in the Covered Year	701,103	583,577	257,738	2,611,426	4,478,925	—
Year over Year CHANGE in Fair Value of Outstanding and Unvested Stock and Option Awards	13,073	(258,024)	(865,018)	6,104,682	26,687	—
PLUS Fair Value as of the Vesting Date of Stock and Option Awards Granted and Vested in the Covered Year	—	—	—	—	43,568	—
CHANGE in Fair Value of Stock and Option Awards granted in Prior Years that Vested in Covered Year	(237,279)	260,572	580,956	1,761,672	(249,001)	(3,079)
LESS Fair Value at the End of the Prior Year of Stock and Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	(306,525)	—	—	—	(1,521,188)	(3,173,786)
"Compensation Actually Paid"	$636,348	$1,084,459	$511,807	$11,274,977	$3,145,415	$(3,019,853)

Column (d): For fiscal years 2024, 2023, 2022, 2021 and 2020, non-CEO named executive officers were as follows and are included in the average figures shown:

•
2024: James (Jim) Mikolaichik, James (Jim) W. Forrester Jr., Christopher (Chris) Finazzo, Michael Rady and Byron Surrett.
•
2023: James (Jim) W. Forrester Jr., Michelle (Chelle) Adams, James (Jim) Hughes, Kyle R. Miller and Byron Surrett.
•
2022: Michelle (Chelle) Adams, Elizabeth C. Gulacsy, Dr. Christopher (Chris) Dold, Christopher (Chris) Finazzo, Daniel (Dan) Mayer and G. Anthony (Tony) Taylor.
•
2021: Elizabeth C. Gulacsy, Dr. Christopher (Chris) Dold, Thomas (Tom) Iven, Sharon (Sherri) Nadeau and G. Anthony (Tony) Taylor.
•
2020: Elizabeth C. Gulacsy, Walter Bogumil, Dr. Christopher (Chris) Dold, and G. Anthony (Tony) Taylor.

Column (e): Average CAP for our non-CEO named executive officers in each of 2024, 2023, 2022, 2021 and 2020 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules and calculation methodology. The dollar amounts reflected in column (e) of the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO named executive officers during the applicable year. We offer no pension benefits for executive officers so no adjustment for pension benefits is included in the table below. Additionally, the value of dividends, if any, or other earnings paid on stock and option awards are not included as such amounts are reflected in the fair value of awards and are only paid upon vesting. For information regarding the decisions made by our Compensation Committee regarding the non-CEO named executive officers’ compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in these tables.

Average of NEOs (excluding CEO)	2024	2023	2022	2021	2020
SCT Total Compensation	$2,583,817	$813,230	$2,336,474	$932,443	$1,526,400
LESS Stock and Option Award Values Reported in SCT for Covered Year	(2,360,955)	(546,922)	(1,985,378)	(548,803)	(1,240,117)
PLUS Year End Fair Value of Unvested Stock and Option Awards Granted in the Covered Year	2,436,858	436,606	1,791,166	845,928	3,352,263
Year over Year CHANGE in Fair Value of Outstanding and Unvested Stock and Option Awards	29,290	10,278	(600,536)	5,405,633	38,038
PLUS Fair Value as of the Vesting Date of Stock and Option Awards Granted and Vested in the Covered Year	—	—	—	—	29,631
CHANGE in Fair Value of Stock and Option Awards granted in Prior Years that Vested in Covered Year	1,133	(9,829)	406,102	1,127,536	(353,093)
LESS Fair Value at the End of the Prior Year of Stock and Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	(196,872)	(830,902)	—	(180,859)	(1,103,651)
"Compensation Actually Paid"	$2,493,271	$(127,539)	$1,947,828	$7,581,878	$2,249,471

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, risk free rates) as of the measurement date. Adjustments have been made using the stock price as of year end and as of each date of vest. Performance-based PSU grant date fair values are calculated using the stock price as of the date of grant assuming probable performance at the time of the grant. Adjustments have been made using the stock price and performance accrual modification as of year-end and as of the date of vesting. Time-based RSU grant date fair values are calculated using the stock price as of the date of grant. Adjustments have been made using the stock price as of year-end and as of the date of vesting.

Column (f): For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of United Parks for the measurement periods ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively.

Column (g): For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of the S&P Midcap 400 Index, as used in our performance graph pursuant to Item 201(e) of Regulation S-K contained in our Annual Report on Form 10-K ("Peer Group TSR") for the measurement periods ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively.

Column (h): Reflects “Net Income” in our Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

Column (i): Our Company-selected Measure is Adjusted EBITDA which is described below.

Relationship between Pay and Performance

Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and other named executive officers in 2024, 2023, 2022, 2021 and 2020 to (i) TSR of both United Parks and the S&P Midcap 400 Index, (ii) United Parks’ net income and (iii) United Parks’ Adjusted EBITDA.

CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement, varying levels of projected and actual achievement of performance goals and accounting assumptions. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2024, 2023, 2022, 2021 and 2020.

Listed below are the financial and non-financial performance measures which in our assessment represent the most important performance measures we use to link CAP to our named executive officers to company performance for 2024. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2024, 2023, 2022, 2021 and 2020.

Performance Measure	Type of Measure	Description
Adjusted EBITDA	Financial

Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) plus (i) income tax provision (benefit), (ii) loss on extinguishment of debt, (iii) interest expense, consent fees and similar financing costs, (iv) depreciation and amortization, (v) equity-based compensation expense, (vi) certain non-cash charges/credits including those related to asset disposals and self-insurance reserve adjustments, (vii) certain business optimization, development and strategic initiative costs, (viii) merger, acquisition, integration and certain investment costs, and (ix) other nonrecurring costs including incremental costs associated with the COVID-19 pandemic or similar unusual events.

Total Revenue	Financial	Our total revenue as reported for fiscal year 2020-2024.
Total Revenue per Capita	Financial	Total revenue per capita is defined as total revenue divided by attendance, both as reported for fiscal year 2020-2024.
Guest Satisfaction (GSAT)	Non-Financial	Our ongoing measurement of GSAT using a variety of in-park and online survey tools.

Director Compensation for Fiscal 2024

The following table summarizes all compensation for our non-employee directors for fiscal year 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Ronald Bension(3)	—	426,903	426,903
James Chambers(4)	—	426,903	426,903
William Gray(5)	—	508,033	508,033
Timothy J. Hartnett(6)	—	633,239	633,239
Nathaniel J. Lipman(7)	77,500	387,304	464,804
Yoshikazu Maruyama(8)	210,000	219,950	429,950
Thomas Moloney(9)	190,000	219,950	409,950
Neha Jogani Narang(10)	—	401,507	401,507
Scott Ross(11)	—	597,857	597,857
Kimberly Schaefer(12)	102,500	323,375	425,875

(1)
Once per calendar year, each Outside Director may timely elect to receive any or all cash compensation paid in DSUs or immediately vesting RSUs in lieu of cash. All directors elected to receive DSUs or RSUs in lieu of cash for 2024 with the exception of (a) Mr. Lipman elected 50% cash compensation; (b) Mr. Maruyama elected 100% cash compensation; (c) Mr. Moloney elected 100% cash compensation and (d) Ms. Schaefer elected 50% cash compensation. The amount of DSUs or RSUs granted were calculated using the equivalent applicable quarterly payment amount divided by the grant date previous day closing price.
(2)
Amounts included in this column reflect the aggregate grant date fair value of DSUs or RSUs granted during fiscal year 2024 calculated in accordance with ASC Topic 718. The assumptions used in the valuation are discussed in Note 17: “Equity-Based Compensation” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024. As of December 31, 2024: each of Messrs. Bension, Chambers, Maruyama, Moloney, Hartnett and Mmes. Schaefer and Narang owned 4,294 unvested DSUs; and Messrs. Ross and Gray owned 4,294 unvested RSUs.
(3)
In addition to an annual retainer of $110,000, Mr. Bension received (a) a fee of $20,000 for his service as a member of the Revenue Committee; (b) fees of $75,000 for his service on special committees. and (c) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2024 quarterly retainer payments (as discussed in footnote (1)) was $206,953.
(4)
In addition to an annual retainer of $110,000, Mr. Chambers received (a) a fee of $20,000 for his service as a member of the Compensation Committee; (b) a fee of $30,000 for his service as Chairperson of the Nominating and Corporate Governance Committee; (c) a fee of $20,000 for his services as a member of the Revenue Committee; (d) a fee of $25,000 for his service on special committees; and (e) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2024 quarterly retainer payments (as discussed in footnote (1)) was $206,953.
(5)
In addition to an annual retainer of $110,000, Mr. Gray received (a) a fee of $25,000 for his service as a member of the Audit Committee; (b) a fee of $20,000 for his services as a member of the Nominating and Corporate Governance Committee; (c) a fee of $20,000 for his services as a member of the Revenue Committee; (d) fees of $110,000 for his service on special committees; and (e) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2024 quarterly retainer payments (as discussed in footnote (1)) was $288,083.
(6)
In addition to an annual retainer of $220,000, Mr. Hartnett received (a) a fee of $25,000 for his service as a member of the Audit Committee; (b) fees of $165,000 for his service on special committees; and (c) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2024 quarterly retainer payments (as discussed in footnote (1)) was $413,289.
(7)
In addition to an annual retainer of $110,000, Mr. Lipman received (a) a fee of $25,000 for his service as a member of the Audit Committee; (b) fees of $20,000 for his service as a member of the Nominating and Corporate Governance Committee; (c) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” Mr. Lipman elected 50% of his quarterly retainer payments to be paid as cash compensation. The grant date fair value of the equity portion issued related to these 2024 quarterly retainer payments (as discussed in footnote (1)) was $78,078.
(8)
In addition to an annual retainer of $110,000, Mr. Maruyama received (a) a fee of $30,000 for his service as Chairman of the Revenue Committee; (b) a fee of $20,000 for his service as a member of the Compensation Committee (c) a fee of $50,000 for his service on special committees; and (d) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” Mr. Maruyama elected 100% of his quarterly retainer payments to be paid as cash compensation.

(9)
In addition to an annual retainer of $110,000, Mr. Moloney received (a) a fee of $35,000 for his service as Chairman of the Audit Committee; (b) a fee of $20,000 for his services as a member of the Compensation Committee; (c) a fee of $25,000 for his service on a special committee; and (d) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” Mr. Moloney elected 100% of his quarterly retainer payments to be paid as cash compensation.
(10)
In addition to an annual retainer of $110,000, Ms. Narang received (a) a fee of $20,000 for her service on the Revenue Committee; and (b) a fee of $50,000 for her service on special committees. The grant date fair value of the equity issued related to these 2023 quarterly retainer payments (as discussed in footnote (1)) was $181,557.
(11)
In addition to an annual retainer of $245,000 for his service as Chairman of the Board, Mr. Ross received (a) a fee of $20,000 for his service as a member of the Revenue Committee; (b) a fee of $20,000 for his service as a member of the Nominating and Corporate Governance Committee; (c) a fee of $30,000 for his service as Chairperson of the Compensation Committee; (d) fees of $60,000 for his service on special committees; and (e) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2024 quarterly retainer payments (as discussed in footnote (1)) was $377,907.
(12)
In addition to an annual retainer of $110,000, Ms. Schaefer received (a) a fee of $20,000 for her service on the Revenue Committee; (b) fees of $50,000 for her service on special committees; (c) a fee of $25,000 for her service as a member of the Audit Committee; and (d) meeting fees of $0 as discussed under “Outside Director Compensation Policy- Cash Compensation.” Ms. Schaefer elected 50% of her quarterly retainer payments to be paid as cash compensation. The grant date fair value of the equity issued related to these 2024 quarterly retainer payments (as discussed in footnote (1)) was $103,425.

Outside Director Compensation Policy

Cash Compensation

Under the Outside Director Compensation Policy, each non-employee director was entitled to receive annual cash retainers, which were paid quarterly, for service in 2024 to the extent they served in the following positions. The Director Compensation Policy provides that any or all of the above referenced cash compensation may be paid in DSUs or immediately vesting RSUs if a timely election is made by the Outside Director. All directors elected to receive DSUs or RSUs in lieu of cash for 2024 with the exception of (a) Mr. Lipman elected 50% cash compensation; (b) Mr. Maruyama elected 100% cash compensation; (c) Mr Moloney elected 100% cash compensation and (d) Ms. Schaefer elected 50% cash compensation. The amount of DSUs or RSUs granted were calculated using the equivalent applicable quarterly payment amount divided by the closing price of a share of common stock of the Company on the date immediately prior to the date the cash payment would have otherwise been made.

Position	2024 Annual Cash Retainer
Chairperson of the Board of Directors	$245,000
Member of the Board of Directors other than the Chairperson of the Board of Directors	$110,000
Lead Director	$220,000
Audit Committee Chairperson	$35,000
Compensation Committee Chairperson	$30,000
Nominating and Corporate Governance Committee Chairperson	$30,000
Revenue Committee Chairperson	$30,000
Special/Ad Hoc Committee Chairperson*	$35,000
Audit Committee Member	$25,000
Compensation Committee Member	$20,000
Nominating and Corporate Governance Committee Member	$20,000
Revenue Committee Member	$20,000
Special/Ad Hoc Committee Member*	$25,000

*May be such other amounts as may be determined by the Board of Directors upon establishment of the Special/Ad Hoc Committee

To recognize the significant contributions and time required of directors, the Outside Director Compensation Policy provides for a meeting fee of $3,000 per meeting for each Outside Director that attends more than 12 meetings in a calendar year. During 2024, the Board met 12 times.

Equity Compensation

The Outside Director Compensation Policy provides that equity awards to non-employee directors will take the form of DSUs or, if timely elected, RSUs payable in shares of our common stock upon settlement. Each DSU awarded to non-employee directors represents the right to receive one share of our common stock in the future. The DSUs will be paid out beginning (a) for awards granted before our annual meeting of stockholders in 2019, one year after the non-employee director leaves the Board, or, if earlier, upon the death of the director or (b) for awards granted on or after our annual meeting of stockholders in 2019, three months after the non-employee director leaves the Board, or six months after the non-employee director leaves the Board if such director is considered a specified employee under 409A of the Internal Revenue Code.

In 2024, non-employee directors were eligible to receive all types of equity awards (except incentive stock options) under our 2017 Omnibus Incentive Plan including discretionary awards not covered under the Outside Director Compensation Policy. The Outside Director Compensation Policy provided in 2024 that on the date of the annual meeting of stockholders, (i) each non-employee director would be granted an annual award of DSUs or if timely elected, RSUs under the 2017 Omnibus Incentive Plan having a Fair Market Value (as defined in the 2017 Omnibus Incentive Plan) equal to $220,000 and (ii) each new non-employee director to our Board of Directors, would be granted an initial award of DSUs or if timely elected, RSUs having a Fair Market Value equal to $220,000 prorated based upon their date of election.

In accordance with our Amended and Restated Outside Director Compensation Policy, each annual equity award granted to our non-employee directors will vest 100% on the day before the next annual meeting of stockholders of the Company occurring after the date of grant, subject to the non-employee director’s continued service through such date. Notwithstanding the vesting schedule described above, the vesting of all equity awards granted to a non-employee director in 2024 will vest in full upon a “change in control” (as defined in the 2017 Omnibus Incentive Plan).

Stock Ownership Guidelines

In order to align directors and stockholder interests, the Company has adopted stock ownership guidelines for our directors. The Company’s stock ownership guidelines provide that each director is required to hold shares of common stock with a value at least equal to five times the director’s annual cash retainer. If a director is not in compliance with the stock ownership guidelines, the director is required to maintain ownership of at least 50% of the net after-tax shares acquired from the Company pursuant to any equity-based awards received from the Company, until such individual’s stock ownership requirement is met. This retention requirement only applies to net after-tax shares acquired from the Company after the date of initial adoption of the stock ownership guidelines in 2014. Because an individual covered by the stock ownership guidelines must retain a percentage of net after-tax shares acquired from Company equity-based awards until such individual satisfies the specified guideline level of ownership, there is no minimum time period required to achieve the specified guideline level of ownership. As of December 31, 2024, all outside directors were in compliance with the guidelines. The Company also has stock ownership guidelines applicable to executives. See “Executive Compensation ― Executive Compensation Governance Practices ― Stock Ownership Guidelines.”

Ownership of Securities

The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of April 15, 2025 by: (1) each person known to us to beneficially own more than 5% of our common stock, (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

As of April 15, 2025, there were 54,966,149 shares of our common stock outstanding.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Beneficial Owners of More than 5%
Hill Path Capital LP(1)	27,205,306	49.5%
Barrow Hanley Global Investors(2)	4,548,403	8.3%
Directors and Named Executive Officers:
Marc G. Swanson(3)(5)(8)	198,194	*
James (Jim) Mikolaichik(3)(4)	34,000	*
James (Jim) W. Forrester Jr.(3)(4)(5)(8)	8,768	*
Christopher (Chris) Finazzo(3)(4)(5)(8)	80,994	*
Michael Rady(3)(4)	—	*
Byron Surrett(3)(4)(5)(8)	8,513	*
Ronald Bension(6)	23,347	*
James Chambers(6)	23,137	*
William Gray(6)(7)	48,440	*
Timothy Hartnett(6)	10,903	*
Nathaniel J. Lipman(6)	—	*
Yoshikazu Maruyama(6)	1,000	*
Thomas Moloney(6)(9)	34,753	*
Neha Jogani Narang(6)	5,374	*
Scott Ross(6)(7)	59,290	*
Kimberly Schaefer(6)	116	*
All current directors and executive officers as a group (18 persons)(3)(4)(5)(6)(7)(8)(9)(10)	696,977	1.3%

* Less than 1%.

(1)
Information regarding Hill Path Capital LP (“Hill Path”) is based solely on a Schedule 13D filed by Hill Path with the SEC on November 13, 2024. Hill Path owns 27,205,306 shares of our common stock and certain affiliated entities as follows: 5,885,065 shares of our common stock held by Hill Path Capital Partners LP (“Hill Path Capital”); 176,201 shares of our common stock held by Hill Path Capital Co-Investment Partners LP (“Hill Path Co-Investment”); 1,334,162 shares of our common stock held by Hill Path Capital Partners-H LP (“Hill Path H”); 6,109,961 shares of our common stock held by Hill Path Capital Partners Co-Investment E LP (“Hill Path E”); 402,017 shares of our common stock held by Hill Path Capital Partners Co-Investment E2 LP (“Hill Path E2”); 83,900 shares of our common stock held by Hill Path Capital Partners Co-Investment S LP (“Hill Path S”); 10,518,006 shares of our common stock held by HEP Fund LP (“HEP Fund”); and 2,695,994 shares of our common stock held by HM Fund LP (“HM Fund”). Hill Path Capital Partners GP LLC (“Hill Path GP”) is the general partner of each of Hill Path Capital, Hill Path Co-Investment and Hill Path H. Hill Path Capital Partners E GP LLC (“Hill Path E GP”) is the general partner of each of Hill Path E and Hill Path E2. Hill Path Capital Partners S GP LLC (“Hill Path S GP”) is the general partner of Hill Path S. HE GP LLC (“HE GP”) is the general partner of HEP Fund. HM GP LLC (“HM GP”) is the general partner of HM Fund. Hill Path Investment Holdings LLC (“Hill Path Investment Holdings”) is the managing member of each of Hill Path GP, Hill Path E GP, Hill Path S GP, HE GP and HM GP. Hill Path is the investment manager of each of Hill Path Capital, Hill Path Co-Investment, Hill Path H, Hill Path E, Hill Path E2, Hill Path S, HEP Fund and HM Fund. Hill Path Holdings LLC (“Hill Path Holdings”) is the general partner of Hill Path. Scott Ross is the managing partner of each of Hill Path Investment Holdings, Hill Path and Hill Path Holdings.

Amount reported in the table above excludes 59,290 shares of our common stock and 24,297 DSUs held directly by Mr. Ross.

Mr. Ross disclaims beneficial ownership of the shares beneficially owned by the Hill Path entities except to the extent of his pecuniary interest therein.

The address of the Hill Path entities and Mr. Ross is 150 East 58th Street, 33rd Floor, New York, New York 10155.

(2)
Information regarding Barrow Hanley Global Investors (“Barrow Hanley”) is based solely on a Schedule 13G filed by Barrow Hanley with the SEC on February 14, 2025. Barrow Hanley reported sole voting power with respect to 2,910,539 shares, shared voting power with respect to 1,637,864 shares, and sole dispositive power with respect to 4,548,403 shares. The address of Barrow Hanley is 2200 Ross Avenue, 31st Floor, Dallas, TX 75201.
(3)
Does not include performance vesting restricted stock units held by officers and received as part of their equity compensation as follows: Mr. Swanson, 49,102 PSUs; Mr. Mikolaichik, 36,984 PSUs; Mr. Forrester, 15,174 PSUs; Mr. Finazzo, 21,823 PSUs; Mr. Rady, 8,805 PSUs; Mr. Surrett, 16,092 PSUs; and other officers, 49,266 PSUs.
(4)
Does not include time vesting restricted stock units held by officers and received as part of their equity compensation as follows: Mr. Mikolaichik, 42,267 RSUs; Mr. Forrester, 6,033 RSUs; Mr. Finazzo, 87,819 RSUs; Mr. Rady, 11,446 RSUs; Mr. Surrett, 12,676 RSUs; and other officers, 16,052 RSUs.
(5)
Includes shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 15, 2024, as follows: Mr. Swanson, 29,964 shares; Mr. Forrester, 5,588 shares; Mr. Finazzo, 39,395 shares; Mr. Surrett, 5,793 shares; and other officers, 48,497 shares.
(6)
Does not include DSUs granted to directors for the equity portion of their annual or quarterly compensation as follows: Mr. Bension, 40,589 DSUs; Mr. Chambers, 24,821 DSUs; Mr. Gray, 16,261 DSUs; Mr. Hartnett, 47,382 DSUs; Mr. Lipman, 7,621 DSUs; Mr. Maruyama, 40,766 DSUs; Mr. Moloney, 40,267 DSUs; Ms. Narang, 35,456 DSUs; Mr. Ross, 24,297 DSUs; and Ms. Schaefer, 28,872 DSUs.
(7)
Includes RSUs granted to directors which will convert to stock on or within 60 days after April 15, 2025, as follows: Mr. Gray, 4,294 RSUs; and Mr. Ross, 4,294 RSUs.
(8)
Includes RSUs granted to officers which will convert to stock on or within 60 days after April 15, 2025, as follows: Mr. Forrester, 269 shares; Mr. Surrett, 1,076 shares; and other officers, 1,076 shares. Includes PSUs granted to officers which will convert to stock on or within 60 days after April 15, 2025, as follows: Mr. Swanson, 170 shares; Mr. Forrester, 664 shares; Mr. Finazzo, 179 shares, Mr. Surrett, 202 shares; and other officers, 688 shares.
(9)
Consists of (i) 6,000 shares of common stock held jointly by Mr. Moloney and his spouse and (ii) 28,753 shares of common stock held individually by Mr. Moloney.
(10)
Represents ownership by all current directors and executive officers.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers, and directors, we believe that our executive officers, directors and Hill Path complied with all Section 16(a) filing requirements during 2024 except that (i) a Form 3 filed on November 25, 2024 for Mr. James Mikolaichik which was due on November 21, 2024, (ii) a Form 4 filed on November 25, 2024 for Mr. Mikolaichik which was due on November 13, 2024, (iii) a Form 4 filed on November 25, 2024 for Mr. Mikolaichik which was due on November 20, 2024, (iv) a Form 3 filed on October 31, 2024 for Mr. William Myers which was due on October 17, 2024 and (v) a Form 3 filed on October 29, 2024 for Mr. Michael Rady which was due on October 17, 2024. In each case, the filing was delinquent due to difficulties in obtaining the EDGAR access codes necessary to make the filing including as a result of delays in resetting passwords through the EDGAR system.

Transactions with Related Persons

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under this policy:

•
any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors; and
•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•
management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Code of Business Conduct and Ethics.

Transactions with Certain Stockholders

In May 2019, Hill Path Capital LP (“Hill Path”) and certain of its affiliates purchased 13,214,000 shares of our common stock that had been pledged by a former significant stockholder and subsequently foreclosed on by such stockholder’s lenders (the “HP Purchase”).

Hill Path Stockholders Agreement

In connection with the HP Purchase, the Company entered into a stockholders agreement with Hill Path (the “Stockholders Agreement”). The Stockholders Agreement was amended on February 27, 2024, which amendment was approved by the Company’s stockholders on March 25, 2024 (the “Amendment”). Under the Stockholders Agreement, for so long as Hill Path owns at least 5% of the Company’s outstanding common stock, it will have the right to designate a number of individuals as directors (the “Hill Path Designees”) in proportion to its share ownership, provided that the maximum number of Hill Path Designees may not exceed three. The Stockholders Agreement also provides that no more than two of the Hill Path Designees may be affiliated with Hill Path. However, in light of the benefits that the Nominating and Corporate Governance Committee and the full Board (including all of the non-Hill Path Designees) believe that Aayushi Dalal would contribute to the Company as a member of the Board, all of the current directors who are not affiliated with Hill Path, as well as the full Board, determined to grant a one-time waiver of the limitation in the Stockholders Agreement that no more than two Hill Path Designees be affiliated with Hill Path solely to permit Aayushi Dalal to join the Board. The Stockholders Agreement was not otherwise amended, modified, altered or waived in any other respect. Scott Ross and James Chambers are each currently a Hill Path Designee and Aayushi Dalal is proposed to be the third Hill Path Designee.

The Stockholders Agreement, as amended by the Amendment, generally requires Hill Path to vote all of its shares in excess of 24.9% either: (i) affirmatively in favor of the Board’s recommendation with respect to such matters, or (ii) in the same proportion as the votes of the Company’s outstanding voting shares not owned or controlled by Hill Path. The Stockholders Agreement requires Hill Path to not transfer any shares of the Company unless it is a “Permitted Transfer” as defined in the Stockholders Agreement. In addition, other than in an underwritten public offering or underwritten or registered block trade, or a Permitted Transfer, Hill Path is not permitted to transfer shares of the Company to certain restricted entities or, to the knowledge of Hill Path or its broker, a person or group who is a 25% stockholder or who would thereby become a 25% stockholder.

In addition, for so long as the Stockholders Agreement is in effect, the Stockholders Agreement prohibits Hill Path and its affiliates from, among other things, acquiring or proposing to acquire securities of the Company if, after giving effect to such acquisition, Hill Path and its affiliates would own an amount in excess of 34.9% of the Company’s outstanding shares of common stock (or 39.9% if permitted under the Company’s indebtedness). In addition, the Amendment provides that any material related party transaction with Hill Path or its affiliates will require approval of a special committee of directors independent of Hill Path and its affiliates.

In connection with any acquisition transaction involving more than 50% of the Company’s equity securities, assets, revenues or net income, Hill Path has agreed that the price per share received by Hill Path in connection with the acquisition transaction shall be identical to the price per share received by other stockholders. If the form of consideration per share received by Hill Path is not identical to the form of consideration per share received by other stockholders, the Hill Path Designees shall recuse themselves from the consideration, evaluation and other processes of the Board or any duly authorized committee thereof with respect to the acquisition transaction.

The Amendment provides that any take private transaction, sale or merger of the Company proposed by Hill Path or directors affiliated with Hill Path will require approval of both (i) a special committee of directors independent of Hill Path and its affiliates, and (ii) the Disinterested Stockholder Approval.

The Hill Path Stockholders Agreement will terminate when Hill Path and its affiliates, in the aggregate, hold less than 5% of the Company’s common stock. The Amendment provides that its terms will cease to have effect at any time if both the aggregate beneficial ownership and the aggregate economic ownership of Hill Path and its affiliates fall below their current levels. The Amendment will again become effective at any time thereafter if either the aggregate beneficial ownership or the aggregate economic ownership of Hill Path and its affiliates again equals or exceeds their current levels. The Amendment also provides that any waiver by the Company from or amendment to the Amendment will require approval of a majority of the directors that are independent of Hill Path and its affiliates.

Hill Path Registration Rights Agreements

In connection with the HP Purchase, the Company also entered into a registration rights agreement (the “Hill Path Registration Rights Agreement”) with Hill Path and certain of its affiliates. The Hill Path Registration Rights Agreement provides that, subject to the transfer restrictions set forth in the Hill Path Stockholders Agreement, Hill Path has customary “demand” and “piggyback” registration rights. The Hill Path Registration Rights Agreement also requires the Company to pay certain expenses relating to such registrations and to indemnify the registration rights holders against certain liabilities under the Securities Act.

Hill Path Undertaking Agreement

In connection with the HP Purchase, the Company also entered into an amended and restated undertaking agreement with Hill Path, Scott Ross and James Chambers (the “Hill Path Undertaking Agreement”). Pursuant to the Hill Path Undertaking Agreement, Scott Ross and James Chambers will, subject to and in accordance with the terms of the Hill Path Undertaking Agreement, be permitted to and may provide information to certain personnel of Hill Path and certain of Hill Path’s advisors. The undertakings of Hill Path, Scott Ross and James Chambers pursuant to the Hill Path Undertaking Agreement are effective for 12 months following the date on which there is no director serving on the Board who is designated by Hill Path.

Repurchase of Securities

As market conditions warrant, we and our major stockholders, including Hill Path and its affiliates, may from time to time, depending upon market conditions, seek to repurchase our debt securities or loans in privately negotiated or open market transactions, by tender offer or otherwise.

STOCKHOLDER Proposals for the 2026 Annual Meeting

If any stockholder wishes to propose a matter for consideration at our 2026 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, United Parks & Resorts Inc., 6240 Sea Harbor Drive, Orlando, FL 32821. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2025 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before December 31, 2025. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2026, you must submit a timely notice in accordance with the procedures described in our bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2026, such a proposal must be received on or after February 13, 2026, but not later than March 15, 2026. Any notice of director nomination must include the additional information required by Rule 14a-19(b) under the Exchange Act. In the event that the date of the Annual Meeting of Stockholders to be held in 2026 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2026 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2026 or 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2026 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting G. Anthony (Tony) Taylor, 6240 Sea Harbor Drive, Orlando, Florida 32821, (407) 226-5011.

Other Business

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

G. Anthony (Tony) Taylor
Corporate Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.unitedparks.com) and click on “SEC Filings” under the “Investor Relations” heading.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

United Parks & Resorts Inc.

6240 Sea Harbor Drive

Orlando, Florida 32821

UNITED PARKS & RESORTS

SCAN TO
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UNITED PARKS & RESORTS INC.

The Board of Directors recommends you vote FOR the following:

1. To elect the ten director nominees.

Nominees:	**For**	**Against**	**Abstain**
1a. James Chambers	☐	☐	☐
1b. Aayushi Dalal	☐	☐	☐
1c. William Gray	☐	☐	☐
1d. Timothy Hartnett	☐	☐	☐
1e. Nathaniel Lipman	☐	☐	☐
1f. Yoshikazu Maruyama	☐	☐	☐
1g. Thomas E. Moloney	☐	☐	☐
1h. Neha Jogani Narang	☐	☐	☐
1i. Scott Ross	☐	☐	☐
1j. Kimberly Schaefer	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025.	☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers.	☐	☐	☐
4. Approval of the United Parks & Resorts Inc., 2025 Omnibus Incentive Plan.	☐	☐	☐
5. Approval of the director compensation limit set forth in the United Parks & Resorts Inc. 2025 Omnibus Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V70490-P27733

UNITED PARKS & RESORTS INC.
Annual Meeting of Stockholders
June 13, 2025 11:00 AM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marc G. Swanson and G. Anthony (Tony) Taylor, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of UNITED PARKS & RESORTS INC. held of record by the stockholder(s) at the close of business on April 15, 2025 that the stockholder(s) is/are entitled to vote if personally present on all other matters properly coming before the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 13, 2025, at www.virtualshareholdermeeting.com/PRKS2025, and any adjournment or postponement thereof. The stockholder(s) hereby acknowledge(s) receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement. The stockholder(s) hereby revoke(s) all proxies heretofore given by the stockholder(s) to vote at the Annual Meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If the proxy is signed and no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side